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As filed with the Securities and Exchange Commission on February 6, 2020

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

TC PipeLines, LP
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	52-2135448 (I.R.S. Employer Identification Number)

700 Louisiana Street, Suite 700, Houston, Texas 77002
(877) 290-2772
(Address, Including Zip Code, and Telephone Number, Including
Area Code, of Registrant's Principal Executive Offices)

Nathaniel A. Brown
TC PipeLines, LP
700 Louisiana Street, Suite 700, Houston, Texas 77002
(877) 290-2772
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

           Please send copies of all communications to:

Gillian A. Hobson
Vinson & Elkins L.L.P.
1001 Fannin Street, Suite 2500, Houston, TX 77002
(713) 758-2222

Approximate date of commencement of proposed sale to the public:
From time to time after the effective date of this Registration Statement.

           If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

           If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

           If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

           If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

           If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

           If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

           Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of "large accelerated filer," "accelerated filer," "smaller reporting company" and "emerging growth company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐ Emerging growth company ☐

           If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered and Sold by the Registrant	Amount to be Registered / Proposed Maximum Offering Price per Unit / Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(2)

Common Units representing limited partner interests

Debt Securities

Total		$0

(1)
An indeterminate aggregate initial offering price or number of the securities of each identified class is being registered as may from time to time be issued at indeterminate prices.

(2)
In accordance with Rule 456(b) and Rule 457(r) under the Securities Act, the registrant is deferring payment of all of the registration fee and will pay the registration fee subsequently in advance or on a pay-as-you-go basis.

PROSPECTUS

TC PipeLines, LP

Common Units

Debt Securities

        We may in one or more offerings offer and sell common units representing limited partner interests of TC PipeLines, LP and debt securities in one or more classes or series and in amounts, at prices and on terms to be determined by market conditions at the time of our offerings. We will offer the securities in amounts, at prices and on terms to be determined by market conditions at the time of our offerings. We may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis. This prospectus describes the general terms of these securities. The specific terms of any securities and the specific manner in which we will offer them will be included in a supplement to this prospectus relating to that offering. The prospectus supplement may also add, update or change information contained in this prospectus.

        You should read this prospectus and the applicable prospectus supplements carefully before you invest in any of our securities. This prospectus may not be used to consummate sales of our securities unless it is accompanied by a prospectus supplement.

        Our common units are listed on the New York Stock Exchange under the symbol "TCP."

        Investing in our common units and debt securities involves risks. Limited partnerships are inherently different from corporations. You should carefully consider the risks described under "Risk Factors" on page 2 of this prospectus, in any accompanying prospectus supplement or in the documents incorporated by reference into this prospectus before making a decision to invest in our securities.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is February 6, 2020

        You should rely only on the information contained or incorporated by reference in this prospectus and in any applicable prospectus supplement and any free writing prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. Neither we nor any underwriter, dealer or agent will make an offer to sell the securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information in this prospectus and any applicable prospectus supplement is accurate only as of the dates on their covers. You should not assume that the information incorporated by reference in this prospectus is accurate as of any date other than the date the respective information was filed with the Securities and Exchange Commission (the "SEC"). Our business, financial condition, results of operations and prospects may have changed since those dates.

i

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement that we filed with the SEC using a "shelf" registration process. Under this shelf registration process, we may sell an indeterminate amount of the common units or debt securities described in this prospectus in one or more offerings.

        This prospectus provides you with only a general description of us and the common units and debt securities that we may offer. This prospectus does not contain all of the information set forth in the registration statement of which this prospectus is a part, as permitted by the rules and regulations of the SEC. For additional information regarding us and the offered securities, please refer to the registration statement of which this prospectus is a part.

        Each time we sell common units or debt securities with this prospectus, we will provide a prospectus supplement that contains specific information about the offering and the terms of the offered securities. The prospectus supplement also may add, delete, update or change information contained in this prospectus. You should rely only on the information in the applicable prospectus supplement if this prospectus and the applicable prospectus supplement are inconsistent. Before purchasing any securities, you should carefully read both this prospectus and the applicable prospectus supplement, together with the additional information described under the section of this prospectus titled "Where You Can Find More Information." In particular, you should carefully consider the risks and uncertainties described under the section titled "Risk Factors" or otherwise included in any applicable prospectus supplement or incorporated by reference in this prospectus before you decide whether to purchase the securities. These risks and uncertainties, together with those not known to us or those that we may deem immaterial, could impair our business and our financial condition and results of operations.

 WHERE YOU CAN FIND MORE INFORMATION

        We have filed a registration statement on Form S-3 with the SEC under the Securities Act of 1933, as amended (the "Securities Act"), that registers the securities offered by this prospectus. The registration statement, including the attached exhibits, contains additional relevant information about us. The rules and regulations of the SEC allow us to omit some information included in the registration statement from this prospectus.

        In addition, we file annual, quarterly and other reports and other information with the SEC. Our SEC filings are available at the SEC's web site at http://www.sec.gov. We also make available free of charge on our website, at http://www.tcpipelineslp.com, all materials that we file electronically with the SEC, including our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, Section 16 reports and amendments to these reports, as soon as reasonably practicable after such materials are electronically filed with, or furnished to, the SEC.

        The SEC allows us to "incorporate by reference" the information we have filed with the SEC. This means that we can disclose important information to you without actually including the specific information in this prospectus by referring you to another document filed separately with the SEC. The information incorporated by reference is an important part of this prospectus. Information that we file later with the SEC will automatically update and may replace information in this prospectus and information previously filed with the SEC.

        We incorporate by reference into this prospectus the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), until the applicable offering under this prospectus and any prospectus supplement is terminated, in each case other than information furnished to the SEC under Item 2.02 or 7.01 of Form 8-K and that is not deemed filed under the Exchange Act and is not incorporated in this prospectus.

  •
  Our Annual Report on Form 10-K for the fiscal year ended December 31, 2018;

  •
  Our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2019, June 30, 2019 and September 30, 2019;

  •
  Our Current Reports on Form 8-K filed on January 2, 2019, January 24, 2019, February 20, 2019, February 21, 2019, April 23, 2019, May 8, 2019, July 23, 2019, July 29, 2019, August 1, 2019, October 22, 2019 (as amended by the Form 8-K/A filed on February 6, 2020), November 1, 2019 (as amended by the Form 8-K/A filed on February 6, 2020), November 7, 2019 (as amended by the Form 8-K/A filed on February 6, 2020), January 22, 2020 and February 4, 2020 (in each case to the extent filed and not furnished); and

  •
  The description of our common units contained in our registration statement on Form 8-A/A, filed on November 21, 2011.

        You may obtain any of the documents incorporated by reference in this document through us or from the SEC through the SEC's website at the address provided above. Documents incorporated by reference are available from us without charge, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference in this document, by requesting them in writing or by telephone from us at the following address:

TC PipeLines, LP
700 Louisiana Street, Suite 700
Houston, Texas 77002
Attn: Secretary
Toll Free: (877) 290-2772

 CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

        The statements in this prospectus, any accompanying prospectus supplement and the documents we have incorporated by reference that are not historical information, including statements concerning plans and objectives of management for future operations, economic performance or related assumptions, are forward looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Forward-looking statements are identified by words and phrases such as "anticipate," "assume," "estimate," "expect," "project," "intend," "plan," "believe," "forecast," "should," "predict," "could," "will," "may," and other terms and expressions of similar meaning. The absence of these words, however, does not mean that the statements are not forward-looking.

        These statements are based on management's beliefs and assumptions and on currently available information and include, but are not limited to, statements regarding anticipated financial performance, future capital expenditures, liquidity, dropdown opportunities, market or competitive conditions, regulations, organic or strategic growth opportunities, contract renewals and ability to market open capacity, business prospects, outcome of regulatory proceedings and cash distributions to unitholders. Forward-looking statements involve risks and uncertainties that may cause actual results to differ materially from the results predicted. Factors that could cause actual results and our financial condition to differ materially from those contemplated in the forward-looking statements include, but are not limited to:

  •
  the ability of our pipeline systems to sell available capacity on favorable terms and renew expiring contracts which are affected by, among other factors:

  •
  demand for natural gas;

  •
  changes in relative cost structures and production levels of natural gas producing basins;

  •
  natural gas prices and regional differences;

  •
  weather conditions;

  •
  availability and location of natural gas supplies in Canada and the United States ("U.S.") in relation to our pipeline systems;

  •
  competition from other pipeline systems;

  •
  natural gas storage levels;

  •
  rates and terms of service;

  •
  the performance by the shippers of their contractual obligations on our pipeline systems;

  •
  the outcome and frequency of rate proceedings or settlement negotiations on our pipeline systems;

  •
  other potential changes in the taxation of master limited partnership ("MLP") investments by state or federal governments such as the elimination of pass-through taxation or tax deferred distributions;

  •
  increases in operational or compliance costs resulting from changes in laws and governmental regulations affecting our pipeline systems, particularly regulations issued by the Federal Energy Regulatory Commission ("FERC"), U.S. Environmental Protection Agency ("EPA") and U.S. Department of Transportation ("DOT");

  •
  the impact of downward changes in oil and natural gas prices, including the effects on the creditworthiness of our shippers;

  •
  our ongoing ability to grow distributions through acquisitions, accretive expansions or other growth opportunities, including the timing, structure and closure of further potential acquisitions;

  •
  potential conflicts of interest between TC PipeLines GP, Inc., our general partner ("General Partner"), TC Energy Corporation and its subsidiaries ("TC Energy") and us;

  •
  failure to comply with debt covenants, some of which are beyond our control;

  •
  the ability to maintain secure operation of our information technology including management of cybersecurity threats, acts of terrorism and related distractions;

  •
  the implementation of future accounting changes and ultimate outcome of commitments and contingent liabilities (if any);

  •
  the impact of any impairment charges;

  •
  changes in political environment;

  •
  operating hazards, casualty losses and other matters beyond our control;

  •
  the overall increase in the allocated management and operational expenses to our pipeline systems for services performed by TC Energy;

  •
  ability of our pipeline systems to renew rights-of-way at a reasonable cost; and

  •
  the level of our indebtedness, including the indebtedness of our pipeline systems, increase of interest rates, and the availability of capital.

These are not the only factors that could cause actual results to differ materially from those expressed or implied in any forward-looking statement. Other factors described elsewhere in this prospectus, any accompanying prospectus supplement and the documents we have incorporated by reference, or factors that are unknown or unpredictable, could also have material adverse effects on future results. Please also read "Risk Factors" in this prospectus and any accompanying prospectus supplement and "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in our most recent Annual Report on Form 10-K, our Quarterly Reports on Form 10-Q and other SEC filings. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by these factors. All forward-looking statements are made only as of the date of this prospectus, the applicable prospectus supplement or the filing of the report in which they were included, and except as required by applicable law, we undertake no obligation to update any forward-looking statements to reflect new information, subsequent events or other changes.

v

ABOUT TC PIPELINES, LP

        We are a publicly traded Delaware master limited partnership, formed by TC Energy in 1998 to acquire, own and participate in the management of energy infrastructure businesses in North America. Our pipeline systems transport natural gas in the U.S. Our common units are traded on the New York Stock Exchange (the "NYSE") under the symbol "TCP."

        We are managed by our General Partner, which is an indirect, wholly-owned subsidiary of TC Energy. Through its subsidiaries, TC Energy owns approximately 24 percent of our common units, 100 percent of our Class B units, 100 percent of our incentive distribution rights ("IDRs") and a two percent general partner interest in us.

        TC PipeLines, LP ("TC PipeLines") and its subsidiaries are collectively referred to herein as the "Partnership." In this prospectus, references to "we," "us" or "our" refer to the Partnership. The Partnership previously owned its pipeline assets through an intermediate general partnership, TC PipeLines Intermediate GP, LLC ("Intermediate GP") and three intermediate limited partnerships ("ILPs"), TC GL Intermediate Limited Partnership, TC PipeLines Intermediate Limited Partnership and TC Tuscarora Intermediate Limited Partnership.

        Effective October 31, 2019, the Intermediate GP and ILPs transferred 100 percent of the ownership of their pipeline assets to the Partnership and on December 31, 2019, the Intermediate GP and the ILPs dissolved. As a result, the Partnership owns its pipeline assets directly, which creates a more efficient partnership structure with no economic impact to the general and limited partners of the Partnership.

        We have ownership interests in eight natural gas interstate pipeline systems that are collectively designed to transport approximately 10.8 billion cubic feet per day of natural gas from producing regions and import facilities to market hubs and consuming markets primarily in the Western, Midwestern and Eastern U.S. All our pipeline systems, except Iroquois Gas Transmission System, L.P. ("Iroquois") and the Portland Natural Gas Transmission System ("PNGTS") pipeline facilities jointly owned with MNE (defined below) and PNGTS (the "Joint Facilities"), are operated by subsidiaries of TC Energy. The Iroquois pipeline system is operated by Iroquois Pipeline Operating Company, a wholly owned subsidiary of Iroquois. The PNGTS Joint Facilities are operated by M&N Operating Company, LLC, a subsidiary of Maritimes and Northeast Pipeline LLC (MNE). MNE is a subsidiary of Enbridge Inc.

        Great Lakes Gas Transmission Limited Partnership ("Great Lakes"), Northern Border Pipeline Company ("Northern Border"), Gas Transmission Northwest LLC ("GTN"), Bison Pipeline LLC ("Bison"), North Baja Pipeline, LLC ("North Baja"), Tuscarora Gas Transmission Company ("Tuscarora"), PNGTS and Iroquois, together with any future subsidiaries owning pipeline systems, are collectively referred to herein as the "Operating Entities."

        Our principal executive offices are located at 700 Louisiana Street, Suite 700, Houston, Texas 77002, and our telephone number is (877) 290-2772.

 RISK FACTORS

        An investment in our securities involves a high degree of risk. You should carefully consider all of the information contained in, or incorporated by reference in, this prospectus and the applicable prospectus supplement, and other information that may be incorporated by reference in this prospectus and any prospectus supplement as provided under "Where You Can Find More Information," including those in Item 1A. "Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2018, our Quarterly Report on Form 10-Q for the quarter ended March 31, 2019, our Quarterly Report on Form 10-Q for the quarter ended June 30, 2019 and our Quarterly Report on Form 10-Q for the quarter ended September 30, 2019. This prospectus also contains forward-looking statements that involve risks and uncertainties. Please read "Cautionary Statement Regarding Forward-Looking Statements." Our actual results could differ materially from those anticipated in the forward-looking statements as a result of certain factors, including the risks described elsewhere in this prospectus or any prospectus supplement and in the documents incorporated by reference into this prospectus or any prospectus supplement. If any of these risks occur, our business, financial condition or results of operations could be materially and adversely affected. In that case, the trading price of our common units or debt securities could decline and you could lose all or part of your investment. When we offer and sell any securities pursuant to a prospectus supplement, we may include additional risk factors relevant to such securities in the prospectus supplement.

 USE OF PROCEEDS

        Except as otherwise provided in the applicable prospectus supplement, we will use the net proceeds we receive from the sale of securities covered by this prospectus for general partnership purposes, which may include repayment of debt, capital expenditures, future acquisitions and working capital.

        Any specific allocation of the net proceeds of an offering of securities to a specific purpose will be determined at the time of the offering and will be described in a prospectus supplement.

 DESCRIPTION OF UNITS

Common Units, Class B Units and General Partner Interest

        At February 4, 2020, the Partnership had 71,306,396 common units outstanding, of which 54,221,565 were held by non-affiliates and 17,084,831 common units were held by subsidiaries of TC Energy, including 5,797,106 common units held by our General Partner. Additionally, TC Energy, through our General Partner, owns 100 percent of our IDRs and a two percent general partner interest in the Partnership. TC Energy also holds 100 percent of our 1,900,000 outstanding Class B units.

        The common units represent limited partner interests in us. The holders of common units are entitled to participate in partnership distributions and are entitled to exercise the rights and privileges available to limited partners under our partnership agreement. For a description of the relative rights and preferences of holders of common units in and to partnership distributions, please read "Cash Distribution Policy." For a general discussion of the expected federal income tax consequences of owning and disposing of common units, please read "Material U.S. Federal Income Tax Consequences." For a description of the rights and privileges of limited partners under our partnership agreement, including voting rights, please read "Description of Our Partnership Agreement."

Transfer of Common Units

        Upon the transfer of a common unit in accordance with our partnership agreement, the transferee of the common unit shall be admitted as a limited partner with respect to the common units transferred when such transfer and admission are reflected in our books and records. Each transferee:

  (1)
  represents that the transferee has the capacity, power and authority to become bound by our partnership agreement;

  (2)
  automatically becomes bound by the terms and conditions of our partnership agreement; and

  (3)
  gives the consents, waivers and approvals contained in our partnership agreement.

        Our General Partner will cause any transfers to be recorded on our books and records no less frequently than quarterly.

        We may, at our discretion, treat the nominee holder of a common unit as the absolute owner. In that case, the beneficial holder's rights are limited solely to those that it has against the nominee holder as a result of any agreement between the beneficial owner and the nominee holder.

        Common units are securities and any transfers are subject to the laws governing the transfer of securities. In addition to other rights acquired upon transfer, the transferor gives the transferee the right to become a substituted limited partner in our partnership for the transferred common units.

        Until a common unit has been transferred on our books, we and the transfer agent may treat the record holder of the common unit as the absolute owner for all purposes, except as otherwise required by law or stock exchange regulations.

Listing

        Our outstanding common units are listed on the NYSE under the symbol "TCP." Any additional common units we issue will also be listed on the NYSE.

Transfer Agent and Registrar

        Our transfer agent and registrar for the common units is Computershare Investor Services Inc.

 CASH DISTRIBUTION POLICY

General

        We will make distributions to our partners for each of our fiscal quarters before liquidation in an amount equal to all of our Available Cash for that quarter. Available Cash is defined in the Partnership's Fourth Amended and Restated Agreement of Limited Partnership, as amended (the "Partnership Agreement"), and generally means, with respect to any quarter of the Partnership, all cash on hand at the end of such quarter less the amount of cash reserves that is necessary or appropriate in the reasonable discretion of the General Partner to:

  •
  provide for the proper conduct of our business (including reserves for future capital expenditures and for anticipated credit needs);

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  comply with applicable laws or any of our debt instruments or agreements; or

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  provide funds for cash distributions to unitholders and the General Partner in respect of any one or more of the next four quarters; and

  •
  provide funds for cash distributions to Class B unitholders.

        We expect to make distributions of all Available Cash within approximately 45 days after the end of each calendar quarter to holders of record on the applicable record date.

Operating Surplus and Capital Surplus

        Cash distributions will be characterized as distributions from either Operating Surplus or Capital Surplus. This distinction affects the amounts distributed to unitholders relative to the General Partner. See "—Distributions from Capital Surplus" below.

        Operating Surplus generally means:

  (1)
  our cash balance on the date we began operations, plus $20 million, plus all of our cash receipts from our operations, excluding cash constituting Capital Surplus; less

  (2)
  all of our operating expenses, debt service payments, maintenance, capital expenditures and reserves established for future operations.

        Capital Surplus will generally be generated only by:

  (1)
  borrowings other than Working Capital Borrowings (as defined in the Partnership Agreement);

  (2)
  sales of debt and equity securities; and

  (3)
  sales or other dispositions of assets for cash, other than inventory, accounts receivable and other current assets sold in the ordinary course of business or as part of normal retirements or replacements of assets.

        All Available Cash distributed from any source will be treated as distributed from Operating Surplus until the sum of all Available Cash distributed since we began operations equals the Operating Surplus as of the end of the quarter before that distribution. This method of cash distribution avoids the difficulty of trying to determine whether Available Cash is distributed from Operating Surplus or Capital Surplus. Any excess of Available Cash over Operating Surplus, irrespective of its source, will be treated as Capital Surplus.

        Capital Surplus is first distributed 98% to all common units, pro rata, and 2% to the General Partner until each common unit that was issued in our initial public offering has received distributions from Capital Surplus in an aggregate amount equal to the initial public offering price of the common units. After these distributions have been made the distinction between Operating Surplus and Capital Surplus will cease. All subsequent distributions will be treated as from Operating Surplus. See "—Distributions from Capital Surplus" below. We do not anticipate that there will be significant distributions of Capital Surplus.

Distributions of Available Cash from Operating Surplus

        Distributions of Available Cash from Operating Surplus for any quarter will be made in the following manner:

  •
  First, 98% to the common units, pro rata, and 2% to the General Partner, until there has been distributed for each outstanding common unit an amount equal to $0.81 per unit for that quarter (the "First Target Distribution"); provided that during the calendar year 2020, the Class B units entitle TC Energy to a distribution based on (I) 43.75% of (II) (x) 30% of GTN's distributable cash flow (to the extent distributed by GTN) during 2020 less (y) $20 million; for each of the calendar years after 2020, the Class B units entitle TC Energy to a distribution of based on (I) 25% of (II) (x) 30% of GTN's distributable cash flow (to the extent distributed by GTN), less (y) $20 million (which amount may be reduced by the percentage by which the distributions payable in respect of common units during such calendar year are less than distributions paid in respect of any year beginning on or after January 1, 2014); and

  •
  Thereafter, in the manner described in "—Incentive Distribution Rights" below.

        The above reference to 2% of Available Cash from Operating Surplus distributed to the General Partner is a reference to the percentage interest of the General Partner in distributions from the Partnership, exclusive of the General Partner's or any of its affiliates' interest as holders of the units or IDRs. The General Partner owns a 2% general partner interest in the Partnership.

Incentive Distribution Rights

        IDRs represent the right to receive an increasing percentage of quarterly distributions of Available Cash from Operating Surplus after the First Target Distribution and the related 2% distribution to the General Partner have been made for any quarter.

        Any Available Cash from Operating Surplus for a quarter in excess of the First Target Distribution and the related 2% distribution to the General Partner will be distributed among the unitholders and the General Partner in the following manner:

  •
  First, 85% to all units, pro rata, and 15% to the General Partner, until each unitholder has received a total of $0.88 for that quarter (the "Second Target Distribution"); and

  •
  Thereafter, 75% to all units, pro rata, and 25% to the General Partner.

        The distributions to the General Partner described above, other than in its capacity as a holder of units, that are in excess of its aggregate 2% general partner interest represent the IDRs. The right to receive incentive distributions is not part of the general partner interest and may be transferred separately from that interest.

        The General Partner may at any time transfer its common units and its IDRs to one or more persons without unitholder approval. As a condition to the transfer, the transferee must assume the rights and duties of the General Partner to whose interest that transferee has succeeded, agree to be bound by the provisions of the Partnership Agreement and furnish an opinion of counsel regarding limited liability and tax matters.

Distributions from Capital Surplus

        Distributions of Available Cash from Capital Surplus will be made in the following manner:

  •
  First, 98% to all units, pro rata, and 2% to the General Partner, until each common unit that was issued in our initial public offering has received distributions from Capital Surplus equal to the initial public offering price; and

  •
  Thereafter, all distributions of Available Cash from Capital Surplus will be distributed as if they were from Operating Surplus.

        When a distribution is made from Capital Surplus, it is treated as if it were a repayment of the unit price from our initial public offering. To reflect this repayment, the minimum quarterly distribution ($0.45 per quarter) and the target distribution levels will be adjusted downward by multiplying each amount by a fraction. This fraction is determined as follows:

  •
  the numerator is the initial public offering price, less distributions of Capital Surplus (the "Unrecovered Capital") with respect to the common units immediately after giving effect to the repayment; and

  •
  the denominator is the Unrecovered Capital of the common units immediately before the repayment.

        A "payback" of the unit price from our initial public offering occurs when the Unrecovered Capital of the common units is zero. At that time the minimum quarterly distribution and the target distribution levels will have been reduced to zero. All distributions of Available Cash from all sources after that time will be treated as if they were from Operating Surplus. Because the target distribution levels will have been reduced to zero, the General Partner will then be entitled to receive 75% of all distributions of Available Cash in its capacities as General Partner and as holder of the IDRs, in addition to any distributions to which it may be entitled as a holder of units.

        Distributions from Capital Surplus will not reduce the target distribution levels for the quarter in which they are distributed.

Adjustment of Minimum Quarterly Distribution and Target Distribution Levels

        In addition to adjustments made upon a distribution of Available Cash from Capital Surplus, the following will each be proportionately adjusted upward or downward, as appropriate, if any combination or subdivision of units should occur:

  (1)
  the minimum quarterly distribution;

  (2)
  the target distribution levels;

  (3)
  the Unrecovered Capital of a common unit; and

  (4)
  other amounts calculated on a per unit basis.

        For example, if a two-for-one split of the common units should occur, the minimum quarterly distribution, the target distribution levels and the Unrecovered Capital of the common units would each be reduced to 50% of its initial level.

        No adjustment will be made by reason of the issuance of additional common units for cash or property.

        The minimum quarterly distribution and the target distribution levels may also be adjusted if legislation is enacted or if existing law is modified or interpreted in a manner that causes of the Partnership and any majority owned subsidiary of the Partnership to become taxable as a corporation or otherwise subject to taxation as an entity for federal, state or local income tax purposes. In this event, the minimum quarterly distribution and the target distribution levels for each quarter after that time, may, at the General Partner's discretion, be reduced to an amount that is not less than the amount equal to the product obtained by multiplying:

  (1)
  the minimum quarterly distribution and each of the target distribution levels (as applicable);

        by

  (2)
  one minus the sum of:

  (x)
  the highest marginal federal income tax rate (expressed as a decimal) which could apply to the Partnership or any majority owned subsidiary of the Partnership that is taxed as an entity; plus

  (y)
  any increase in the effective overall state and local income tax rate (expressed as a decimal) that would have been applicable to the Partnership or any majority owned subsidiary of the Partnership in the preceding calendar year as a result of the new imposition of the entity level tax, after taking into account the benefit of any deduction allowable for federal income tax purposes for the payment of state and local income taxes, but only to the extent of the increase in rates resulting from that legislation or interpretation.

Distributions of Cash Upon Liquidation

        Following the beginning of our dissolution and liquidation, assets will be sold or otherwise disposed of and the partners' capital account balances will be adjusted to reflect any resulting gain or loss. The manner of the adjustment is as provided in the Partnership Agreement. The proceeds of liquidation will first be applied to the payment of our creditors in the order of priority provided in the Partnership Agreement and by law. After that, the proceeds will be distributed to the unitholders and the General Partner in accordance with their capital account balances, as so adjusted.

        Net gains recognized upon liquidation will be allocated first to restore negative balances in the capital account of the General Partner and the unitholders. Then net gains will be allocated 98% to the unitholders and 2% to the General Partner until the capital account balances of the unitholders are equal to their Unrecovered Capital plus any First Target Distribution for the quarter during which the liquidation date occurs. However, no assurance can be given that there will be sufficient gain upon liquidation of the Partnership to enable the holders of common units to fully recover all of these amounts. Any further net gains recognized upon liquidation will be allocated in a manner that takes into account the IDRs of the General Partner.

        Any unrealized gain attributable to assets distributed in kind will be allocated in a manner consistent with the allocation of net recognized gains described above.

        Upon our liquidation, any loss will generally be allocated to the General Partner and the unitholders in the following manner:

  •
  First, 98% to the holders of common units in proportion to the positive balances in their capital accounts and 2% to the General Partner, until the capital accounts of the common unitholders have been reduced to zero; and

  •
  Thereafter, 100% to the General Partner.

Interim adjustments to capital accounts will be made at the time we issue additional interests in the Partnership or make distributions of property. These adjustments will be based on the fair market value of the interests issued or the property distributed and any gain or loss resulting from the adjustments will be allocated to the unitholders and the General Partner (including with respect to its IDRs) in the same manner as gain or loss would be allocated upon liquidation. In the event that positive interim adjustments are made to the capital accounts, any later negative adjustments to the capital accounts resulting from the issuance of additional Partnership interests, our distributions of property, or losses upon sales of assets in our liquidation, will be allocated in a manner, as reasonably determined by the General Partner, that to the extent possible result in the capital counts of the partners being equal the capital accounts of the partners if no earlier positive adjustments to the capital accounts had been made.

DESCRIPTION OF OUR PARTNERSHIP AGREEMENT

        The following is a summary of the material provisions of our Partnership Agreement.

  •
  with regard to distributions of available cash, please read "Cash Distribution Policy";

  •
  with regard to the transfer of units, please read "Description of the Units—Transfer of Common Units"; and

  •
  with regard to allocations of taxable income and taxable loss, please read "Material U.S. Federal Income Tax Consequences."

Organization and Duration

        We were organized in December 1998. We will dissolve on December 31, 2097, unless sooner dissolved under the terms of the Partnership Agreement.

Purpose

        Our purpose under the Partnership Agreement is limited to engaging in any business activity (either directly or through other entities) that is approved by the General Partner; provided that the General Partner reasonably determines, as of the date of acquisition or commencement of such activity, that such activity generates "qualifying income" (as such term is defined in Section 7704 of the Internal Revenue Code) or enhances the operations of an activity of the Partnership.

        Although the General Partner has the ability to cause the Partnership to engage in activities other than the transportation of natural gas, the General Partner has no current plans to do so. The General Partner is authorized in general to perform all acts deemed necessary or appropriate to carry out the purposes and to conduct our business.

Power Of Attorney

        Each limited partner, and each person who acquires a unit from a unitholder and executes and delivers a transfer application, grants to the General Partner and, if appointed, a liquidator, a power of attorney to, among other things, execute and file documents required for the qualification, continuance or dissolution of the Partnership. The power of attorney also grants the authority for the amendment of, and to make consents and waivers under, the Partnership Agreement.

Limited Liability

        Assuming that a limited partner does not participate in the control of our business within the meaning of the Delaware Revised Uniform Limited Partnership Act (the "Delaware Act") and otherwise acts in conformity with the provisions of the Partnership Agreement, his liability under the Delaware Act will be limited, subject to possible exceptions, to the amount of capital he is obligated to contribute to us for his common units plus his share of any undistributed profits and assets. If it were determined, however, that the right or exercise of the right by the limited partners as a group:

  •
  to remove or replace the General Partner;

  •
  to approve some amendments to the Partnership Agreement; or

  •
  to take other action under the Partnership Agreement

constituted "participation in control" of our business for purposes of the Delaware Act, then the limited partners could be held personally liable for our obligations under the laws of Delaware to the same extent as the General Partner. This liability would extend to persons who transact business with us who reasonably believe that the limited partner is a general partner.

        Under the Delaware Act, a limited partnership may not make a distribution to a partner if, after the distribution, all liabilities of the limited partnership, other than liabilities to partners on account of their partnership interests and liabilities for which the recourse of creditors is limited to specific property of the Partnership, exceed the fair value of the assets of the limited partnership. For the purpose of determining the fair value of the assets of a limited partnership, the Delaware Act provides that the fair value of property subject to liability for which recourse of creditors is limited shall be included in the assets of the limited partnership only to the extent that the fair value of that property exceeds the nonrecourse liability. The Delaware Act provides that a limited partner who receives a distribution and knew at the time of the distribution that the distribution was in violation of the Delaware Act shall be liable to the limited partnership for the amount of the distribution for three years. Under the Delaware Act, an assignee who becomes a substituted limited partner of a limited partnership is liable for the obligations of his assignor to make contributions to the Partnership, except the assignee is not obligated for liabilities unknown to him at the time he became a limited partner and which could not be ascertained from the Partnership Agreement.

Issuance of Additional Securities

        The Partnership Agreement authorizes us to issue an unlimited number of additional limited partner interests and other equity securities for the consideration and on the terms and conditions established by the General Partner in its sole discretion without the approval of any limited partners.

        We may issue an unlimited number of common units as follows:

  (1)
  issuance under employee and director benefit plans (subject to any approval requirements of the NYSE);

  (2)
  upon conversion of the general partner interests and IDRs as a result of a withdrawal of the General Partner; or

  (3)
  in the event of a combination or subdivision of common units.

        It is possible that we will fund acquisitions through the issuance of additional common units or other equity securities. Holders of any additional common units we issue will be entitled to share equally with the then-existing holders of common units in our distributions of Available Cash. In addition, the issuance of additional partnership interests may dilute the value of the interests of the then-existing holders of common units in our net assets.

        In accordance with Delaware law and the provisions of the Partnership Agreement, we may also issue additional partnership securities that, in the sole discretion of the General Partner, may have special voting rights to which the common units are not entitled.

        Upon issuance of additional partnership securities in exchange for cash or property, the General Partner will be required to make additional capital contributions to the extent necessary to maintain its 2% general partner interest in us. Moreover, the General Partner will have the right, which it may from time to time assign in whole or in part to any of its affiliates, to purchase common units or other equity securities whenever, and on the same terms that, we issue those securities to persons other than the General Partner and its affiliates, to the extent necessary to maintain their percentage interest, including their interest represented by common units, that existed immediately prior to each issuance. The holders of common units will not have preemptive rights to acquire additional common units or other partnership interests.

Amendment of Partnership Agreement

        Amendments to the Partnership Agreement may be proposed only by or with the consent of the General Partner, which consent may be given or withheld in its sole discretion. In order to adopt a proposed amendment, other than the amendments discussed below, the General Partner is required to seek written approval of the holders of the number of units required to approve the amendment or call a meeting of the limited partners to consider and vote upon the proposed amendment except as described below.

        Prohibited Amendments.    No amendment may be made that would:

  (1)
  enlarge the obligations of any limited partner without its consent, unless approved by at least a majority of the type or class of limited partner interests so affected;

  (2)
  enlarge the obligations of, restrict in any way any action by or rights of, or reduce in any way the amounts distributable, reimbursable or otherwise payable by the Partnership to the General Partner or any of its affiliates without its consent, which may be given or withheld in its sole discretion;

  (3)
  change the term of the Partnership;

  (4)
  provide that the Partnership is not dissolved upon the expiration of its term or upon an election to dissolve the Partnership by the General Partner that is approved by the holders of a majority of the outstanding common units; or

  (5)
  give any person the right to dissolve the Partnership other than the General Partner's right to dissolve the Partnership with the approval of the holders of a majority of the outstanding common units.

        The provision of the Partnership Agreement preventing the amendments having the effects described in clauses (1)-(5) above can be amended upon the approval of the holders of at least 90% of the outstanding units.

        No Unitholder Approval.    The General Partner may generally make amendments to the Partnership Agreement without the approval of any limited partner or assignee to reflect:

  (1)
  a change in the name of the Partnership, the location of the principal place of business of the Partnership, the registered agent or the registered office of the Partnership;

  (2)
  the admission, substitution, withdrawal or removal of partners in accordance with the Partnership Agreement;

  (3)
  a change that, in the sole discretion of the General Partner, is necessary or advisable to qualify or continue the qualification of the Partnership as a limited partnership or a partnership in which the limited partners have limited liability under the laws of any state or to ensure that the Partnership will not be treated as an association taxable as a corporation or otherwise taxed as an entity for federal income tax purposes;

  (4)
  an amendment that is necessary, in the opinion of counsel to the Partnership, to prevent the Partnership or the General Partner or its directors, officers, agents or trustees, from in any manner being subjected to the provisions of the Investment Company Act of 1940, the Investment Advisors Act of 1940, or "plan asset" regulations adopted under the Employee Retirement Income Security Act of 1974, as amended ("ERISA") whether or not substantially similar to plan asset regulations currently applied or proposed;

  (5)
  an amendment that in the discretion of the General Partner is necessary or advisable for the authorization or issuance of additional limited or general partner interests;

  (6)
  any amendment expressly permitted in the Partnership Agreement to be made by the General Partner acting alone;

  (7)
  an amendment effected, necessitated or contemplated by a merger agreement that has been approved under the terms of the Partnership Agreement;

  (8)
  any amendment that, in the discretion of the General Partner, is necessary or advisable for the formation by the Partnership of, or its investment in, any corporation, partnership or other entity, as otherwise permitted by the Partnership Agreement;

  (9)
  a change in the fiscal year or taxable year of the Partnership and related changes; and

  (10)
  any other amendments substantially similar to any of the matters described in (1)-(9) above.

        In addition, the General Partner may make amendments to the Partnership Agreement without the approval of any limited partner or assignee if those amendments, in the discretion of the General Partner:

  (1)
  do not adversely affect the limited partners in any material respect;

  (2)
  are necessary or advisable to satisfy any requirements, conditions or guidelines contained in any opinion, directive, order, ruling or regulation of any federal or state agency or judicial authority or contained in any federal or state statute;

  (3)
  are necessary or advisable to facilitate the trading of limited partner interests or to comply with any rule, regulation, guideline or requirement of any securities exchange on which the limited partner interests are or will be listed for trading, compliance with any of which the General Partner deems to be in the best interests of the Partnership and the limited partners;

  (4)
  are necessary or advisable for any action taken by the General Partner relating to splits or combinations of units under the provisions of the Partnership Agreement; or

  (5)
  are required to effect the intent of the provisions of the Partnership Agreement or are otherwise contemplated by the Partnership Agreement.

        Opinion of Counsel and Unitholder Approval.    The General Partner will not be required to obtain an opinion of counsel that an amendment will not result in a loss of limited liability to the limited partners or result in the Partnership being treated as an entity for federal income tax purposes if one of the amendments described above under "—No Unitholder Approval" should occur. No other amendments to the Partnership Agreement will become effective without the approval of holders of at least 90% of the units unless the Partnership obtains an opinion of counsel to the effect that the amendment will not adversely affect the limited liability under applicable law of any limited partner in the Partnership or cause the Partnership to be taxable as a corporation or otherwise to be taxed as an entity for federal income tax purposes (to the extent not previously taxed as such).

        Any amendment that would have a material adverse effect on the rights or preferences of any type or class of outstanding units in relation to other classes of units will require the approval of at least a majority of the type or class of units so affected. Any amendment that reduces the voting percentage required to take any action is required to be approved by the affirmative vote of limited partners constituting not less than the voting requirement sought to be reduced.

Merger, Sale or Other Disposition of Assets

        The General Partner is generally prohibited, without the prior approval of holders of a majority of the outstanding common units from causing the Partnership to, among other things, sell, exchange or otherwise dispose of all or substantially all of its assets in a single transaction or a series of related transactions, including by way of merger, consolidation or other combination; provided that the General Partner may mortgage, pledge, hypothecate or grant a security interest in all or substantially all of the Partnership's assets without that approval. The General Partner may also sell all or substantially all of the Partnership's assets under a foreclosure or other realization upon the encumbrances above without that approval. Furthermore, provided that conditions specified in the Partnership Agreement are satisfied, the General Partner may merge the Partnership or any of its subsidiaries into, or convey some or all of their assets to, a newly formed entity if the sole purpose of that merger or conveyance is to effect solely a change in the legal form of the Partnership into another limited liability entity.

        The unitholders are not entitled to dissenters' rights of appraisal under the Partnership Agreement or applicable Delaware law in the event of a merger or consolidation, a sale of substantially all of the Partnership's assets or any other transaction or event.

Termination and Dissolution

        We will continue until December 31, 2097, unless terminated sooner under the Partnership Agreement. We will dissolve upon:

  (1)
  the election of the General Partner to dissolve us, if approved by the holders of a majority of the outstanding common units;

  (2)
  the sale, exchange or other disposition of all or substantially all of the assets and properties of the Partnership;

  (3)
  the entry of a decree of judicial dissolution of the Partnership; or

  (4)
  the withdrawal or removal of the General Partner or any other event that results in its ceasing to be the General Partner other than by reason of a transfer of its general partner interest in accordance with the Partnership Agreement or withdrawal or removal following approval and admission of a successor.

        Upon a dissolution under clause (4), the holders of a majority of the outstanding common units may also elect, within specific time limitations, to reconstitute the Partnership and continue its business on the same terms and conditions described in the Partnership Agreement by forming a new limited partnership on terms identical to those in the Partnership Agreement and having as General Partner an entity approved by the holders of units who elected to reconstitute the Partnership subject to receipt by the Partnership of an opinion of counsel to the effect that:

  (1)
  the action would not result in the loss of limited liability of any limited partner; and

  (2)
  neither the Partnership nor the reconstituted limited partnership would be treated as an association taxable as a corporation or otherwise be taxable as an entity for federal income tax purposes upon the exercise of that right to continue.

Liquidation and Distribution of Proceeds

        Upon our dissolution, unless we are reconstituted and continued as a new limited partnership, the liquidator authorized to wind up our affairs will, acting with all of the powers of the General Partner that the liquidator deems necessary or desirable in its good faith judgment, liquidate our assets and apply the proceeds of the liquidation as provided in "Cash Distribution Policy—Distributions of Cash Upon Liquidation". The liquidator may defer liquidation or distribution of our assets for a reasonable period of time or distribute assets to partners in kind if it determines that a sale would be impractical or would cause undue loss to the partners.

Withdrawal or Removal of the General Partner

        The General Partner of the Partnership may withdraw as the General Partner without first obtaining approval from any unitholder by giving 90 days' written notice, and that withdrawal will not constitute a violation of the Partnership Agreement. In addition, the Partnership Agreement permits the General Partner in some instances to sell or otherwise transfer all of its general partner interests in the Partnership without the approval of the unitholders. See "—Transfer of General Partner Interest and Incentive Distribution Rights".

        Upon the withdrawal of the General Partner under any circumstances, other than as a result of a transfer by the General Partner of all or a part of its general partner interests in the Partnership, the holders of a majority of the outstanding common units may select a successor to that withdrawing General Partner. If a successor is not elected, or is elected but an opinion of counsel regarding limited liability and tax matters cannot be obtained, the Partnership will be dissolved, wound up and liquidated, unless within 180 days after that withdrawal the holders of a majority of the outstanding common units agree in writing to continue the business of the Partnership and to appoint a successor general partner. See "—Termination and Dissolution" above.

        The General Partner may not be removed unless that removal is approved by the vote of the holders of not less than 66 2/3% of the outstanding units, including units held by the General Partner and its affiliates, and the Partnership receives an opinion of counsel regarding limited liability and tax matters. Any removal of this kind is also subject to the approval of a successor General Partner by the vote of the holders of a majority of the outstanding common units.

        The Partnership Agreement also provides that if the General Partner is removed as General Partner of the Partnership under circumstances where cause does not exist the General Partner will have the right to convert its general partner interests and all the IDRs into common units or to receive cash in exchange for those interests from the successor General Partner.

        In the event of removal of the General Partner under circumstances where cause exists or withdrawal of the General Partner where that withdrawal violates the Partnership Agreement, a successor General Partner will have the option to purchase the general partner interests and IDRs of the departing General Partner for a cash payment equal to the fair market value of those interests. Under all other circumstances where the General Partner withdraws or is removed by the limited partners, the departing General Partner will have the option to require the successor General Partner to purchase the general partner interests of the departing General Partner and its IDRs for a cash payment equal to the fair market value of those interests. In each case, this fair market value will be determined by agreement between the departing General Partner and the successor General Partner. If no agreement is reached, an independent investment banking firm or other independent expert selected by the departing General Partner and the successor General Partner will determine the fair market value. If the departing General Partner and the successor General Partner cannot agree upon an expert to determine the fair market value, then an expert chosen by agreement of experts selected by each of them will determine the fair market value.

        If the above-described option is not exercised by either the departing General Partner or the successor General Partner, the departing General Partner's general partner interests and its IDRs will automatically convert into common units equal to the fair market value of those interests, as determined by an investment banking firm or other independent expert selected in the manner described in the preceding paragraph.

        In addition, the Partnership will be required to reimburse the departing General Partner for all amounts due the departing General Partner, including, without limitation, all employee-related liabilities, including severance liabilities, incurred for the termination of any employees employed by the departing General Partner for the benefit of the Partnership.

Transfer of General Partner Interest and Incentive Distribution Rights

        The General Partner may at any time transfer its common units and its IDRs to one or more persons without unitholder approval. As a condition to the transfer, the transferee must assume the rights and duties of the General Partner to whose interest that transferee has succeeded, agree to be bound by the provisions of the Partnership Agreement and furnish an opinion of counsel regarding limited liability and tax matters.

TC Energy Ownership of General Partner

        TC Energy will retain beneficial ownership of our General Partner until six months after the date when there are no officers of our General Partner who are also directors, officers or employees of TC Energy or its other affiliates.

Change of Management Provisions

        The Partnership Agreement contains specific provisions that are intended to discourage a person or group from attempting to remove the General Partner of the Partnership as General Partner of the Partnership or otherwise change management. If any person or group other than the General Partner and its affiliates acquires beneficial ownership of 20% or more of any class of units, that person or group loses voting rights on all of its units. This loss of voting rights does not apply to any person or group that acquires the units from our General Partner or its affiliates and any transferees of that person or group approved by our General Partner.

        The Partnership Agreement also provides that if the General Partner is removed under circumstances where cause does not exist and units held by the General Partner and its affiliates are not voted in favor of that removal, the General Partner will have the right to convert its general partner interests and all of its IDRs into common units or to receive cash in exchange for those interests.

Limited Call Right

        If at any time the General Partner and its affiliates hold at least 80% of the then-issued and outstanding partnership securities of any class, the General Partner will have the right, but not the obligation, which it may assign in whole or in part to any of its affiliates or to the Partnership, to acquire all, but not less than all, of the remaining partnership securities of the class held by unaffiliated persons as of a record date to be selected by the General Partner, on at least 10 but not more than 60 days' notice. The purchase price in the event of this purchase is the greater of: (i) the highest price paid by either of the General Partner or any of its affiliates for any partnership securities of the class purchased within the 90 days preceding the date on which the General Partner first mails notice of its election to purchase those partnership securities; and (ii) the current market price as of the date three days before the date the notice is mailed. For this purpose, the "current market price" of any publicly traded class of securities listed or admitted to trading on a national securities exchange is the average of the daily closing prices for the 20 consecutive trading days immediately prior to such date.

        As a result of the General Partner's right to purchase outstanding limited partner interests, a holder of limited partner interests may have his limited partner interests purchased at an undesirable time or price. The tax consequences to a unitholder of the exercise of this call right are the same as a sale by that unitholder of his common units in the market. See "Material U.S. Federal Income Tax Consequences—Disposition of Common Units" below.

Meetings; Voting

        Except as described below regarding a person or group owning 20% or more of any class of units then outstanding, unitholders or assignees who are record holders of units on the record date will be entitled to notice of, and to vote at, meetings of limited partners of the Partnership and to act upon matters for which approvals may be solicited. Common units that are owned by an assignee who is a record holder, but who has not yet been admitted as a limited partner, shall be voted by the General Partner at the written direction of the record holder. Absent direction of this kind, the common units will not be voted, except that, in the case of common units held by the General Partner on behalf of non-citizen assignees, the General Partner shall distribute the votes on those common units in the same ratios as the votes of limited partners on other units are cast.

        The General Partner does not anticipate that any meeting of unitholders will be called in the foreseeable future. Any action that is required or permitted to be taken by the unitholders may be taken either at a meeting of the unitholders or without a meeting if consents in writing describing the action so taken are signed by holders of the number of units as would be necessary to authorize or take that action at a meeting. Meetings of the unitholders may be called by the General Partner or by unitholders owning at least 20% of the outstanding units of the class for which a meeting is proposed. Unitholders may vote either in person or by proxy at meetings. The holders of a majority of the outstanding units of the class or classes for which a meeting has been called represented in person or by proxy shall constitute a quorum unless any action by the unitholders requires approval by holders of a greater percentage of the units, in which case the quorum shall be the greater percentage.

        Each record holder of a unit has a vote according to his percentage interest in the Partnership, although additional limited partner interests having special voting rights could be issued. See "—Issuance of Additional Securities". However, if at any time any person or group, other than the General Partner and its affiliates, or a direct or subsequently approved transferee of the General Partner or its affiliates, acquires, in the aggregate, beneficial ownership of 20% or more of any class of units then outstanding, the person or group will lose voting rights on all of its units and the units may not be voted on any matter and will not be considered to be outstanding when sending notices of a meeting of unitholders, calculating required votes, determining the presence of a quorum or for other similar purposes. Common units held in nominee or street name account will be voted by the broker or other nominee in accordance with the instruction of the beneficial owner unless the arrangement between the beneficial owner and his nominee provides otherwise.

        Any notice, demand, request, report or proxy material required or permitted to be given or made to record holders of common units under the Partnership Agreement will be delivered to the record holder by the Partnership or by the transfer agent.

Status as Limited Partner or Assignee

        Except as described above under "—Limited Liability", the common units will be fully paid, and unitholders will not be required to make additional contributions.

        An assignee of a common unit, after executing and delivering a transfer application, but pending its admission as a substituted limited partner, is entitled to an interest equivalent to that of a limited partner for the right to share in allocations and distributions from the Partnership, including liquidating distributions. The General Partner will vote and exercise other powers attributable to common units owned by an assignee who has not become a substitute limited partner at the written direction of the assignee. See "—Meetings; Voting". Transferees who do not execute and deliver a transfer application will be treated neither as assignees nor as record holders of common units, and will not receive cash distributions, federal income tax allocations or reports furnished to record holders of common units. See "Description of Units—Transfer of Common Units".

Non-Citizen Assignees; Redemption

        If we are or become subject to federal, state or local laws or regulations that, in the reasonable determination of the General Partner, create a substantial risk of cancellation or forfeiture of any property that we have an interest in because of the nationality, citizenship or other related status of any limited partner or assignee, we may redeem the units held by the limited partner or assignee at their current market price. In order to avoid any cancellation or forfeiture, the General Partner may require each limited partner or assignee to furnish information about his nationality, citizenship or related status. If a limited partner or assignee fails to furnish information about this nationality, citizenship or other related status within 30 days after a request for the information or the General Partner determines after receipt of the information that the limited partner or assignee is not an eligible citizen, the limited partner or assignee may be treated as a non-citizen assignee. In addition to other limitations on the rights of an assignee who is not a substituted limited partner, a non-citizen assignee does not have the right to direct the voting of his units and may not receive distributions in kind upon our liquidation.

Indemnification

        Under the Partnership Agreement, in most circumstances, we will indemnify the following persons, to the fullest extent permitted by law, from and against all losses, claims, damages or similar events:

  (1)
  the General Partner;

  (2)
  any departing General Partner;

  (3)
  any person who is or was an affiliate of a General Partner or any departing General Partner;

  (4)
  any person who is or was a member, partner, officer, director, employee, agent or trustee of a General Partner or any departing General Partner or any affiliate of a General Partner or any departing General Partner; or

  (5)
  any person who is or was serving at the request of a General Partner or any departing General Partner or any affiliate of a General Partner or any departing General Partner as an officer, director, employee, member, partner, agent or trustee of another person.

        Any indemnification under these provisions will be only out of our assets. The General Partner shall not be personally liable for, or have any obligation to contribute or loan funds or assets to us to enable us to effectuate indemnification. We are authorized to purchase insurance against liabilities asserted against and expenses incurred by persons for our activities, regardless of whether we would have the power to indemnify the person against liabilities under the Partnership Agreement.

Books and Reports

        The General Partner is required to keep appropriate books of our business at our principal offices. The books will be maintained for both tax and financial reporting purposes on an accrual basis. For tax and financial reporting purposes, our fiscal year is the calendar year.

        We will furnish or make available to record holders of common units, within 120 days after the close of each fiscal year, an annual report containing audited financial statements and a report on those financial statements by our independent public accountants. Except for our fourth quarter, we will also furnish or make available summary financial information within 90 days after the close of each quarter to the extent required by applicable law, rule or regulation or as the General Partner deems to be necessary or appropriate.

        We will furnish each record holder of a unit information reasonably required for tax reporting purposes within 90 days after the close of each calendar year. This information is expected to be furnished in summary form so that some complex calculations normally required of partners can be avoided. Our ability to furnish this summary information to unitholders will depend on the cooperation of unitholders in supplying us with specific information. Every unitholder will receive information to assist him in determining his federal and state tax liability and filing his federal and state income tax returns, regardless of whether he supplies us with information.

Right to Inspect Books And Records

        The Partnership Agreement provides that a limited partner can, for a purpose reasonably related to his interest as a limited partner, upon reasonable demand and at his own expense, have furnished to him:

  (1)
  a current list of the name and last known address of each partner;

  (2)
  a copy of our tax returns;

  (3)
  information as to the amount of cash, and a description and statement of the agreed value of any other property or services, contributed or to be contributed by each partner and the date on which each became a partner;

  (4)
  copies of the Partnership Agreement, the certificate of limited partnership of the Partnership, related amendments and powers of attorney under which they have been executed;

  (5)
  information regarding the status of our business and financial condition; and

  (6)
  other information regarding our affairs that is just and reasonable.

        The General Partner may, and intends to, keep confidential from the limited partners trade secrets or other information the disclosure of which the General Partner believes in good faith is not in our best interest or which we are is required by law or by agreements with third parties to keep confidential.

Registration Rights

        Under the Partnership Agreement, we have agreed to register for resale under the Securities Act and applicable state securities laws any common units or other partnership securities proposed to be sold by the General Partner or any of its affiliates or their assignees if an exemption from the registration requirements is not otherwise available. These registration rights continue for two years following any withdrawal or removal of the General Partner as the General Partner of the Partnership. We are obligated to pay all expenses incidental to the registration, excluding underwriting discounts and commissions.

DESCRIPTION OF DEBT SECURITIES

        In this "Description of Debt Securities," references to "TC PipeLines," "we," "us" or "our" are to TC PipeLines, LP and not its subsidiaries or affiliates.

        The following description sets forth the general terms and provisions that apply to the debt securities that we may offer. Each prospectus supplement will state the particular terms that will apply to the debt securities included in the supplement.

        The debt securities will be:

  •
  our direct general obligations;

  •
  either senior debt securities or subordinated debt securities; and

  •
  issued under separate indentures among us and the trustee named therein.

        As of December 31, 2019, the Partnership had $1.2 billion principal amount of debt securities outstanding. In addition to the following summary, you should refer to the applicable provisions of the senior indenture and the subordinated indenture for more detailed information. A copy of the senior indenture, dated as of June 17, 2011, between us and The Bank of New York Mellon, as trustee, under which we may issue senior debt securities, is attached as an exhibit to a Current Report on Form 8-K that we filed on June 17, 2011. We filed a form of the subordinated indenture (to which a Trustee may be named later and under which we may issue subordinated debt securities) as an exhibit to our Registration Statement on Form S-3 (Registration No. 333-121537) that we filed on December 22, 2004 that is incorporated by reference into this registration statement of which this prospectus is a part. The final subordinated indenture and the applicable supplemental indentures to the senior indenture and subordinated indenture will be filed as exhibits to a Current Report on Form 8-K in connection with a particular offering. You should read the indentures for provisions that may be important to you because the indentures, and not this description, govern your rights as a holder of debt securities.

        Neither indenture limits the aggregate principal amount of debt securities that we may issue under that indenture. The debt securities may be issued in one or more series as we may authorize at various times.

        All debt securities will be unsecured. The senior debt securities will have the same rank as all of our other unsecured and unsubordinated debt. The subordinated debt securities will be subordinated to senior indebtedness as described under "Provisions Only in the Subordinated Indenture—Subordinated Debt Securities Subordinated to Senior Debt" below.

Specific Terms of Each Series of Debt Securities in the Prospectus Supplement

        We will prepare a prospectus supplement and a supplemental indenture or authorizing resolutions relating to any series of debt securities being offered, which will include specific terms relating to such debt securities. These terms will include some or all of the following:

  •
  the form and title of the debt securities;

  •
  the total principal amount of the debt securities;

  •
  whether the debt securities are senior or subordinated debt securities;

  •
  the currency or currencies in which principal and interest will be paid;

  •
  the prices at which we will issue the debt securities;

  •
  the portion of the principal amount that will be payable if the maturity of the debt securities is accelerated;

  •
  any right we may have to defer payments of interest by extending the dates payments are due and whether interest on those deferred amounts will be payable as well;

  •
  the dates on which the principal of the debt securities will be payable;

  •
  the interest rate that the debt securities will bear and the interest payment dates for the debt securities;

  •
  any conversion or exchange provisions;

  •
  any optional redemption provisions;

  •
  any sinking fund or other provisions that would obligate us to repurchase or otherwise redeem the debt securities;

  •
  any changes to or additional events of default or covenants;

  •
  the subordination, if any, of the debt securities and any changes to the subordination provisions of the subordinated indenture; and

  •
  any other terms of the debt securities.

Provisions Only in the Senior Indenture

        The senior debt securities will rank equally in right of payment with all of our other senior and unsubordinated Debt and senior in right of payment to any of our subordinated Debt (including the subordinated debt securities). The senior indenture contains restrictive covenants, including provisions that:

  •
  limit our ability and our Principal Subsidiaries' ability to create liens on any of our Principal Property; and

  •
  limit our ability and our Principal Subsidiaries' ability to sell and lease back any Principal Property.

        We have described below these provisions and some of the defined terms used in them.

        The subordinated debt securities issued under the subordinated indenture may be subject to similar provisions, as we will specify in the applicable prospectus supplement.

Limitation on Liens

        The senior indenture provides that, so long as any senior debt securities issued thereunder are outstanding, we will not, nor will we permit any Principal Subsidiary to, create, assume, incur or suffer to exist any Lien upon any Principal Property, or upon any equity interests of any Principal Subsidiary, whether such Principal Property is, or equity interests are, owned or leased on the date of the senior indenture or thereafter acquired, to secure any Debt of TC PipeLines or any other Person (other than all of the senior debt securities issued thereunder), without in any such case making effective provision whereby all of the senior debt securities outstanding thereunder shall be secured equally and ratably with, or prior to, such Debt so long as such Debt shall be so secured.

        This restriction does not apply to:

  (1)
  Permitted Liens (as defined below);

  (2)
  any Lien upon any property or assets of TC PipeLines or any Principal Subsidiaries in existence on the date the senior debt securities of such series are first issued or created pursuant to an "after-acquired property" clause or similar term or arising thereafter pursuant to contractual commitments entered into prior to and existing on such date;

  (3)
  any Lien upon any property or assets created at the time of acquisition of such property or assets by us or any Principal Subsidiary or within one year after such time to secure all or a portion of the purchase price for such property or assets or Debt incurred to finance such purchase price, whether such Debt was incurred prior to, at the time of or within one year after the date of such acquisition;

  (4)
  any Lien upon any property or assets existing thereon at the time of the acquisition thereof by TC PipeLines or any of its Principal Subsidiaries (regardless of whether the obligations secured thereby are assumed by TC PipeLines or any of its Subsidiaries); provided, however, that such Lien only encumbers the property or assets so acquired;

  (5)
  any Lien upon any property or assets of a Person existing thereon at the time such Person becomes a Subsidiary by acquisition, merger or otherwise; provided, however, that such Lien only encumbers the property or assets of such Person at the time such Person becomes a Subsidiary;

  (6)
  any Lien upon any property or assets to secure all or part of the cost of construction, development, repair or improvements thereon or to secure Debt incurred prior to, at the time of, or within one year after completion of such construction, development, repair or improvements or the commencement of full operations thereof (whichever is later), or to provide funds for any such purpose;

  (7)
  any Lien imposed by law or order as a result of any proceeding before any court or regulatory body that is being contested in good faith, and Liens which secure a judgment or other court-ordered award or settlement as to which we or the applicable Principal Subsidiary has not exhausted its appellate rights;

  (8)
  any Lien upon any additions, improvements, replacements, repairs, fixtures, appurtenances or component parts thereof attaching to or required to be attached to property or assets pursuant to the terms of any mortgage, pledge agreement, security agreement or other similar instrument, creating a Lien upon such property or assets permitted by clauses (1) through (7) above; or

  (9)
  any extension, renewal, refinancing, refunding or replacement (or successive extensions, renewals, refinancing, refunding or replacements) of any Lien, in whole or in part, referred to in clauses (1) through (8) above, or of any Debt secured thereby; provided, however, that the principal amount of Debt secured thereby shall not exceed the principal amount of Debt so secured at the time of such extension, renewal, refinancing, refunding or replacement (plus in each case the aggregate amount of premiums, other payments, costs and expenses required to be paid or incurred in connection with such extension, renewal, refinancing, refunding or replacement); provided further, however, that such extension, renewal, refinancing, refunding or replacement shall be limited to all or a part of the property (including improvements, alterations and repairs on such property) subject to the encumbrance so extended, renewed, refinanced, refunded or replaced (plus improvements, alterations and repairs on such property).

        Notwithstanding the foregoing, under the senior indenture, we may, and may permit any Principal Subsidiary to, create, assume, incur, or suffer to exist any Lien upon any Principal Property to secure Debt of TC PipeLines or any Person (other than all of the senior debt securities) that is not excepted by clauses (1) through (9), inclusive, above without securing the senior debt securities issued under the senior indenture, provided that the aggregate principal amount of all Debt then outstanding secured by such Lien and all similar Liens, together with all net sale proceeds from Sale-Leaseback Transactions (as defined below) (excluding Sale-Leaseback Transactions permitted by clauses (1), (2) and (4) of the first paragraph under "Restriction on Sale-Leasebacks" below) does not exceed 15 percent of Consolidated Net Tangible Assets (as defined below).

        For purposes of making the calculation in the immediately preceding paragraph, with respect to any such secured Debt of a non-wholly-owned Subsidiary with no recourse to TC PipeLines or any wholly-owned Subsidiary thereof, only that portion of the aggregate principal amount of such secured Debt reflecting TC PipeLines's pro rata ownership interest in such non-wholly-owned Subsidiary shall be included in making such calculation.

        "Permitted Liens" means:

  •
  Liens upon rights-of-way for pipeline purposes;

  •
  any statutory or governmental Lien or Lien arising by operation of law, or any mechanics', repairmen's, materialmen's, suppliers', carriers', landlords', warehousemen's or similar Lien incurred in the ordinary course of business which is not yet due or which is being contested in good faith by appropriate proceedings and any undetermined Lien which is incidental to construction, development, improvement or repair;

  •
  the right reserved to, or vested in, any municipality or public authority by the terms of any right, power, franchise, grant, license, permit or by any provision of law, to purchase or recapture, or to designate a purchaser of, any property;

  •
  Liens of taxes and assessments which are (A) for the then current year, (B) not at the time delinquent, or (C) delinquent but the validity of which is being contested in good faith at the time by us or any Subsidiary;

  •
  Liens arising under, or to secure performance of, leases, other than capital leases;

  •
  any Lien upon, or deposits of, any assets in favor of any surety company or clerk of court for the purpose of obtaining indemnity or stay of judicial proceedings;

  •
  any Lien upon property or assets acquired or sold by TC PipeLines or any Subsidiary resulting from the exercise of any rights arising out of defaults on receivables;

  •
  any Lien incurred in the ordinary course of business in connection with workmen's compensation, unemployment insurance, temporary disability, social security, retiree health or similar laws or regulations or to secure obligations imposed by statute or governmental regulations;

  •
  any Lien in favor of TC PipeLines or any Subsidiary;

  •
  any Lien in favor of the United States of America or any state thereof, or any department, agency or instrumentality or political subdivision of the United States of America or any state thereof, to secure partial, progress, advance, or other payments pursuant to any contract or statute, or any Debt incurred by TC PipeLines or any Subsidiary for the purpose of financing all or any part of the purchase price of, or the cost of constructing, developing, repairing or improving, the property or assets subject to such Lien;

  •
  any Lien securing industrial development, pollution control or similar revenue bonds;

  •
  any Lien securing Debt of TC PipeLines or any Subsidiary, all or a portion of the net proceeds of which are used, substantially concurrent with the funding thereof (and for purposes of determining such "substantial concurrence," taking into consideration, among other things, required notices to be given to holders of outstanding senior debt securities under the senior indenture in connection with such refunding, refinancing or repurchase, and the required corresponding durations thereof), to refinance, refund or repurchase all outstanding senior debt securities under the senior indenture, including the amount of all accrued interest thereon and reasonable fees and expenses and premium, if any, incurred by TC PipeLines or any Subsidiary in connection therewith;

  •
  Liens in favor of any Person to secure obligations under the provisions of any letters of credit, bank guarantees, bonds or surety obligations required or requested by any governmental authority in connection with any contract or statute;

  •
  any Lien upon or deposits of any assets to secure performance of bids, trade contracts, leases or statutory obligations; or

  •
  any Lien to secure performance of hedging obligations of TC PipeLines or any Subsidiary.

Restrictions on Sale-Leasebacks

        The senior indenture provides that, so long as any senior debt securities issued thereunder are outstanding, we will not, and will not permit any Principal Subsidiary to, engage in the sale or transfer by TC PipeLines or any Principal Subsidiary of any Principal Property to a Person (other than TC PipeLines or a Principal Subsidiary) and the taking back by TC PipeLines or any Principal Subsidiary, as the case may be, of a lease of such Principal Property (a "Sale-Leaseback Transaction"), unless:

  (1)
  the Sale-Leaseback Transaction occurs within one year from the date of completion of the acquisition of the relevant Principal Property or the date of the completion of construction, development or substantial repair or improvement, or commencement of full operations on such Principal Property, whichever is later;

  (2)
  the Sale-Leaseback Transaction involves a lease for a period, including renewals, of not more than three years;

  (3)
  TC PipeLines or such Principal Subsidiary would be entitled to incur Debt secured by a Lien on the Principal Property subject to the Sale-Leaseback Transaction in a principal amount equal to or exceeding the net sale proceeds from such Sale-Leaseback Transaction without equally and ratably securing the senior debt securities issued under the senior indenture; or

  (4)
  TC PipeLines or such Principal Subsidiary, within a 270-day period after such Sale-Leaseback Transaction, applies or causes to be applied an amount not less than the net sale proceeds from such Sale-Leaseback Transaction to (A) the prepayment, repayment, redemption, reduction or retirement of Pari Passu Debt of TC PipeLines or any of its Subsidiaries, or (B) the investment in another Principal Property.

Provisions Only in the Subordinated Indenture

Subordinated Debt Securities Subordinated to Senior Debt

        The subordinated debt securities will rank junior in right of payment to all of our Senior Debt. "Senior Debt" is defined to include all notes or other evidences of indebtedness (and any modifications, refunding, deferrals, renewals or extensions of such), including our guarantees for money we borrowed, not expressed to be subordinate or junior in right of payment to any other of our Debt.

Payment Blockages

        The subordinated indenture may provide that no payment of principal, interest or any premium on the subordinated debt securities may be made in the event that we fail to pay when due any amounts on any Senior Debt and in other instances specified in the subordinated indenture.

No Limitation on Amount of Senior Debt

        The subordinated indenture will not limit the amount of Senior Debt that we may incur.

Consolidation, Merger or Asset Sale

        Pursuant to each indenture, we may not consolidate with or merge with or into any other entity or sell, lease or transfer our properties and assets as, or substantially as, an entirety to any entity, whether in a single transaction or a series of related transactions, unless:

  •
  (a) in the case of a merger, TC PipeLines is the surviving entity, or (b) the entity formed by such consolidation or into which TC PipeLines is merged or the entity that acquires by sale or transfer, or that leases, the properties and assets of TC PipeLines as, or substantially as, an entirety expressly assumes the due and punctual payment of the principal of and any premium and interest on all the debt securities under the applicable indenture and the performance or observance of every covenant of the applicable indenture on the part of TC PipeLines to be performed or observed and shall have expressly provided for conversion rights in respect of any series of outstanding securities with conversion rights;

  •
  the surviving entity or successor entity is an entity organized and existing under the laws of the United States of America, any State thereof or the District of Columbia;

  •
  immediately after giving effect to such transaction, no default or event of default shall have occurred and be continuing under the applicable indenture; and

  •
  TC PipeLines has delivered to the trustee an officers' certificate and an opinion of counsel, each stating that such consolidation, merger, conveyance, sale, transfer or lease and such supplemental indenture required, if any, comply with the applicable indenture and that all conditions precedent herein provided for relating to such transaction have been complied with.

Reports

        So long as any debt securities are outstanding, we will:

  •
  file with the trustee, within 15 days after it is required to file the same with the SEC, copies of the annual reports and the information, documents and other reports which it is required to file with the SEC pursuant to the Exchange Act;

  •
  if we are not subject to the reporting requirements of the Exchange Act, file with the trustee, within 15 days after it would have been required to file the same with the SEC, financial statements, including any notes thereto (and with respect to annual reports, an auditors' report by a firm of established national reputation) and a "Management's Discussion and Analysis of Financial Condition and Results of Operations," both comparable to what it would have been required to file with the SEC had it been subject to the reporting requirements of the Exchange Act; and

  •
  if we are required to furnish annual or quarterly reports to our common unit holders pursuant to the Exchange Act, file such reports with the trustee and mail them to the holders of the debt securities.

        The trustee shall not be deemed to have constructive knowledge of the content of reports and filings delivered or deemed delivered to it.

Modification of Indentures

        We may modify or amend each indenture if the holders of a majority in principal amount of the outstanding debt securities of all series issued under the indenture affected by the modification or amendment consent to it. Without the consent of each outstanding debt security affected, however, no modification may:

  •
  change the stated maturity of the principal of or any installment of principal of or interest on any debt security;

  •
  reduce the principal amount of, the interest rate on or the premium payable upon redemption of any debt security;

  •
  change the redemption date for any security;

  •
  reduce the principal amount of an original issue discount debt security payable upon acceleration of maturity;

  •
  change the place of payment where any debt security or any premium or interest on any debt security is payable;

  •
  change the coin or currency in which any debt security or any premium or interest on any debt security is payable;

  •
  impair the right to institute suit for the enforcement of any payment on any debt security;

  •
  reduce the percentage in principal amount of outstanding debt securities of any series necessary to modify the indenture, to waive compliance with certain provisions of the indenture or to waive certain defaults and their consequences; or

  •
  subject to certain exceptions, modify any of the above provisions and certain other provisions relating to the waiver of past defaults and waiver of certain covenants, other than modifications to increase the required consent percentage or to provide that certain other provisions may not be modified or waived without the consent of the holders of each outstanding debt security.

        We may modify or amend the indenture without the consent of any holders of the debt securities in certain circumstances or for certain purposes, including:

  •
  to provide for the assumption of our obligations under the indenture and the debt securities issued thereunder by a successor upon any merger, consolidation or asset transfer

  •
  to add to the covenants such further covenants, restrictions, conditions or provisions (and if such covenants, restrictions, conditions or provisions are to be for the benefit of less than all series of debt securities issued thereunder, stating that such covenants are expressly being included solely for the benefit of such series) or to surrender any right or power conferred under such indenture upon TC PipeLines and to make the occurrence, or the occurrence and continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default; provided, that such modification or amendment may provide for a particular period of grace after default (which period may be shorter or longer than that allowed in the case of other defaults) or may provide for an immediate enforcement upon such an event of default or may limit the remedies available to the trustee upon such an event of default or may limit the right of the holders of a majority in principal amount of the outstanding debt securities of such series to waive such an event of default;

  •
  to add any additional defaults or events of default in respect of all or any series of debt securities;

  •
  to change or eliminate any of the provisions of such indenture, provided that any such change or elimination shall become effective only when there are no outstanding debt securities of any series created prior to such modification or amendment which are entitled to the benefit of such provision;

  •
  to secure the senior debt securities as described above under "Provisions Only in the Senior Indenture—Limitations on Liens";

  •
  to establish a new series of debt securities under the indenture or reopen any series of any debt securities under the indenture in accordance with the indenture;

  •
  to evidence and provide for the acceptance of appointment by a successor trustee with respect to the debt securities of one or more series and to add to or change any of the provisions of the indenture as shall be necessary to facilitate the administration of the trusts by more than one trustee;

  •
  to cure any ambiguity, to correct or supplement any provision in the indenture which may be inconsistent with any other provision of such indenture, to comply with any applicable mandatory provision of law or to make any other provisions with respect to matters or questions arising under such indenture which shall not adversely affect the interests of the holders of any debt securities of any series in any material respect; or

  •
  to qualify the indenture under the Trust Indenture Act of 1939, as amended, and to add such other provisions as may be expressly required under such act.

        The holders of a majority in principal amount of the outstanding debt securities of any series issued under either indenture may waive past defaults under the indenture and compliance by us with our covenants with respect to the debt securities of that series only. Those holders may not, however, waive any default in any payment on any debt security of that series or compliance with a provision that cannot be modified or amended without the consent of each holder affected.

Events of Default and Remedies

        "Event of Default" when used in each indenture, means any of the following with respect to debt securities of any series:

  •
  failure to pay the principal of or any premium on any debt security of that series when due;

  •
  failure to pay interest on any debt security of that series for 30 days;

  •
  failure to perform any other covenant or warranty in the indenture that continues for 60 days after being given written notice by the trustee or by the trustee and holders representing the required percentage of outstanding debt securities of that series;

  •
  certain events of bankruptcy, insolvency or reorganization of TC PipeLines; or

  •
  any other Event of Default with respect to debt securities of that series included in any indenture or supplemental indenture.

        The subordination provisions of the subordinated indenture do not affect our obligation, which is absolute and unconditional, to pay, when due, the principal of and any premium and interest on the subordinated debt securities. In addition, such subordination provisions do not prevent the occurrence of any default under the subordinated indenture.

        An Event of Default for a particular series of debt securities does not necessarily constitute an Event of Default for any other series of debt securities issued under an indenture. The trustee may withhold notice to the holders of debt securities of any default (except in the payment of principal or interest) if it considers such withholding of notice to be in the best interests of the holders.

        If an Event of Default for any series of debt securities occurs and continues, the trustee or the holders of at least 25 percent in aggregate principal amount of the debt securities of the series may declare the entire principal of (or, if any of the debt securities of that series are original issue discount debt securities, the portion of the principal specified in the terms of those securities), and accrued but unpaid interest, if any, on all the debt securities of that series to be due and payable immediately. If this happens, subject to certain conditions, the holders of a majority of the aggregate principal amount of the debt securities of that series can rescind the declaration. If an event of default relating to certain events of bankruptcy, insolvency or reorganization occurs, the entire principal of all the outstanding debt securities shall be due and payable immediately without further action or notice.

        Other than its duties in case of a default, a trustee is not obligated to exercise any of its rights or powers under either indenture at the request, order or direction of any holders, unless the holders offer the trustee indemnity satisfactory to the trustee in its sole discretion. If they provide this indemnification, the holders of a majority in principal amount of any series of debt securities may direct, subject to certain limitations, the time, method and place of conducting any proceeding or any remedy available to the trustee, or exercising any power conferred upon the trustee, for any series of debt securities.

Registration of Notes

        We may issue debt securities of a series in registered or global form.

Minimum Denominations

        Unless the prospectus supplement for each issuance of debt securities states otherwise, the securities will be issued in registered form in amounts of $1,000 each or multiples of $1,000.

No Personal Liability of General Partner

        Unless otherwise stated in a prospectus supplement and supplemental indenture relating to a series of debt securities being offered, the General Partner and its directors, officers, employees and shareholders will not have any liability for our obligations under the indentures or the debt securities. Each holder of debt securities by accepting a debt security waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the debt securities.

Payment and Transfer

        Principal, interest and any premium on fully registered securities will be paid at designated places. Payment will be made by check mailed to the Persons in whose names the debt securities are registered on days specified in the indentures or any prospectus supplement. Debt securities payments in other forms will be paid at a place designated by us and specified in a prospectus supplement.

        Fully registered securities may be transferred or exchanged at the corporate trust office of the trustee or at any other office or agency maintained by us for such purposes, without the payment of any service charge except for any tax or governmental charge.

Form, Exchange, Registration and Transfer

        Debt securities of any series will be exchangeable for other debt securities of the same series, the same total principal amount and the same terms but in different authorized denominations in accordance with the applicable indenture. Holders may present debt securities for registration of transfer at the office of the security registrar or any transfer agent we designate. The security registrar or transfer agent will effect the transfer or exchange when it is satisfied with the documents of title and identity of the Person making the request. We will not charge a service charge for any registration of transfer or exchange of the debt securities. We may, however, require the payment of any tax or other governmental charge payable for that registration.

        We will appoint the trustee under each indenture as security registrar for the debt securities issued under that indenture. We are required to maintain an office or agency for transfers and exchanges in each place of payment. We may at any time designate additional transfer agents for any series of debt securities. In the case of any redemption in part, we will not be required:

  •
  to issue, register the transfer of or exchange debt securities of a series either during a period beginning 15 business days prior to the selection of debt securities of that series for redemption and ending on the close of business on the day of mailing of the relevant notice of redemption; or

  •
  to register the transfer of or exchange any debt security, or portion of any debt security, between the record date and the payment date, or any debt security or portion thereof called for redemption, except the unredeemed portion of any debt security we are redeeming in part.

Discharging Our Obligations

        We may choose to either discharge our obligations on the debt securities of any series in a legal defeasance, or to release ourselves from our covenant restrictions on the debt securities of any series in a covenant defeasance. We may do so at any time on the 91st day after we deposit with the trustee sufficient cash or government securities to pay the principal, interest, any premium and any other sums due to the stated maturity date or a redemption date of the debt securities of the series. If we choose the legal defeasance option, the holders of the debt securities of the series will not be entitled to the benefits of the applicable indenture except for registration of transfer and exchange of debt securities, replacement of lost, stolen or mutilated debt securities, conversion or exchange of debt securities, sinking fund payments and receipt of principal and interest on the original stated due dates or specified redemption dates. We may discharge our obligations under the indentures or release ourselves from covenant restrictions only if we meet certain requirements. Among other things, we must deliver to the trustee an opinion of our legal counsel to the effect that holders of the series of debt securities will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred. In the case of legal defeasance only, this opinion must be based on either a ruling received from or published by the IRS or change in federal income tax law. We may not have a default on the debt securities discharged on the date of deposit. The discharge may not violate any of our agreements. The discharge may not result in our becoming an investment company in violation of the Investment Company Act of 1940.

Book Entry, Delivery and Form

        The debt securities of a series may be issued in whole or in part in the form of one or more global certificates that will be deposited with a depositary identified in a prospectus supplement.

        Unless otherwise stated in any prospectus supplement, The Depository Trust Company ("DTC"), New York, New York, will act as securities depository for the debt securities. The debt securities will be issued as fully-registered securities registered in the name of Cede & Co. (DTC's partnership nominee) or such other name as may be requested by an authorized representative of DTC. One fully-registered securities certificate will be issued for the debt securities, in the aggregate principal amount of the debt securities, and will be deposited with DTC. If, however, the aggregate principal amount of any issue exceeds $500 million, one certificate will be issued with respect to each $500 million of principal amount, and an additional certificate will be issued with respect to any remaining principal amount of such issue.

        DTC, the world's largest securities depository, is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds and provides asset servicing for over 3.5 million issues of

U.S. and non-U.S. equity issues, corporate and municipal debt issues, and money market instruments (from over 100 countries) that DTC's participants ("Direct Participants") deposit with DTC. DTC also facilitates the post-trade settlement among Direct Participants of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between Direct Participants' accounts. This eliminates the need for physical movement of securities certificates. Direct Participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation ("DTCC"). DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, and clearing corporations that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly ("Indirect Participants"). The DTC Rules applicable to its Participants are on file with the SEC. More information about DTC can be found at www.dtcc.com.

        Purchases of debt securities under the DTC system must be made by or through Direct Participants, which will receive a credit for the debt securities on DTC's records. The ownership interest of each actual purchaser of each debt security ("Beneficial Owner") is in turn to be recorded on the Direct and Indirect Participants' records. Beneficial Owners will not receive written confirmation from DTC of their purchase. Beneficial Owners are, however, expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Direct or Indirect Participant through which the Beneficial Owner entered into the transaction. Transfers of ownership interests in the debt securities are to be accomplished by entries made on the books of Direct and Indirect Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in debt securities, except in the event that use of the book-entry system for the debt securities is discontinued.

        To facilitate subsequent transfers, all debt securities deposited by Direct Participants with DTC are registered in the name of DTC's partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of debt securities with DTC and their registration in the name of Cede & Co. or such other DTC nominee do not effect any change in beneficial ownership. DTC has no knowledge of the actual Beneficial Owners of the debt securities; DTC's records reflect only the identity of the Direct Participants to whose accounts such debt securities are credited, which may or may not be the Beneficial Owners. The Direct and Indirect Participants will remain responsible for keeping account of their holdings on behalf of their customers.

        Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Beneficial Owners of the debt securities may wish to take certain steps to augment the transmission to them of notices of significant events with respect to the debt securities, such as redemptions, tenders, defaults, and proposed amendments to the debt security documents. For example, Beneficial Owners of debt securities may wish to ascertain that the nominee holding the debt securities for their benefit has agreed to obtain and transmit notices to Beneficial Owners. In the alternative, Beneficial Owners may wish to provide their names and addresses to the registrar and request that copies of notices be provided directly to them.

        Redemption notices shall be sent to DTC. If less than all of the debt securities within an issue are being redeemed, DTC's practice is to determine by lot the amount of the interest of each Direct Participant in such issue to be redeemed.

        Neither DTC nor Cede & Co. (nor any other DTC nominee) will consent or vote with respect to debt securities unless authorized by a Direct Participant in accordance with DTC's procedures. Under its usual procedures, DTC mails an Omnibus Proxy to the Partnership as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.'s consenting or voting rights to those Direct Participants to whose accounts the debt securities are credited on the record date (identified in a listing attached to the Omnibus Proxy).

        Redemption proceeds, distributions, and interest payments on the debt securities will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC's practice is to credit Direct Participants' accounts upon DTC's receipt of funds and corresponding detailed information from the Partnership or the trustee, on payable date in accordance with their respective holdings shown on DTC's records. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with debt securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of such Participant and not of DTC nor its nominee, the trustee, or the Partnership, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of redemption proceeds, distributions, and dividend payments to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC) is the responsibility of the Partnership or the trustee, disbursement of such payments to Direct Participants will be the responsibility of DTC, and disbursement of such payments to Beneficial Owners will be the responsibility of Direct and Indirect Participants.

        A Beneficial Owner shall give notice to elect to have its debt securities purchased or tendered, through its Participant, to any Tender/Remarketing Agent, and shall effect delivery of such debt securities by causing the Direct Participant to transfer the Participant's interest in the debt securities, on DTC's records, to the Tender/Remarketing Agent. The requirement for physical delivery of debt securities in connection with an optional tender or a mandatory purchase will be deemed satisfied when the ownership rights in the debt securities are transferred by Direct Participants on DTC's records and followed by a book-entry credit of tendered securities to the Tender/Remarketing Agent's DTC account.

        DTC may discontinue providing its services as securities depository with respect to the debt securities at any time by giving reasonable notice to the Partnership or the trustee. Under such circumstances, in the event that a successor securities depository is not obtained, securities certificates are required to be printed and delivered.

        We may decide to discontinue use of the system of book-entry transfers through DTC (or a successor securities depository). In that event, securities certificates will be printed and delivered to DTC.

        The information in this section concerning DTC and DTC's book-entry system has been obtained from sources that the Partnership believes to be reliable, but the Partnership takes no responsibility for the accuracy thereof.

The Trustee

Resignation or Removal of Trustee

        Under provisions of the indentures and the Trust Indenture Act of 1939, as amended, governing trustee conflicts of interest, any uncured Event of Default with respect to any series of senior debt securities will force the trustee to resign as trustee under either the subordinated indenture or the senior indenture. Also, any uncured Event of Default with respect to any series of subordinated debt securities will force the trustee to resign as trustee under either the senior indenture or the subordinated indenture. Any resignation will require the appointment of a successor trustee under the applicable indenture in accordance with the terms and conditions of such indenture. We may appoint a separate trustee for any series of debt securities. We use the term "trustee" to refer to the trustee appointed with respect to any such series of debt securities. We or the holders of a majority in aggregate principal amount of the debt securities of any series may remove the trustee with respect to the debt securities of such series in accordance with the terms and conditions of such indenture.

Limitations on Trustee if it is a Creditor of TC PipeLines

        There are limitations on the right of the trustee under each indenture, in the event that it becomes a creditor of TC PipeLines, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise.

Annual Trustee Report to Holders of Debt Securities

        The trustee is required to submit an annual report to the holders of the debt securities regarding, among other things, the trustee's eligibility to serve as such, the priority of the trustee's claims regarding certain advances made by it, and any action taken by the trustee materially affecting the debt securities.

Certificates and Opinions to be Furnished to Trustee

        In addition to other certificates or opinions that may be specifically required by other provisions of an indenture, every application by us for action by the trustee shall be accompanied by a certificate of certain of our officers and an opinion of counsel (who may be our counsel) stating that, in the opinion of the signers, all conditions precedent to such action have been complied with by us.

Certain Definitions

        "Capital Interests" means any and all shares, interests, participations, rights or other equivalents (however designated) of capital stock, including, without limitation, with respect to partnerships, partnership interests (whether general or limited) and any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, such partnership.

        "Consolidated Net Tangible Assets" means, at any date of determination, the total amount of assets after deducting therefrom:

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  all current liabilities (excluding (A) any current liabilities that by their terms are extendable or renewable at the option of the obligor thereon to a time more than 12 months after the time as of which the amount thereof is being computed, and (B) current maturities of long-term Debt), and

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  the value (net of any applicable reserves) of all goodwill, trade names, trademarks, patents, unamortized Debt discount and expense and other like intangible assets, all as set forth on the consolidated balance sheet of TC PipeLines and its consolidated subsidiaries for TC PipeLines' most recently completed fiscal quarter, prepared in accordance with GAAP.

        "Debt" means any obligation created or assumed by any Person for the repayment of money borrowed, and any purchase money obligation created or assumed by such Person and any guarantee of the foregoing (without duplication).

        "GAAP" means generally accepted accounting principles in the United States, as in effect from time to time.

        "General Partner" means the Person serving as such under our partnership agreement, which, on the date hereof, is TC PipeLines GP, Inc., a Delaware corporation.

        "Lien" means any mortgage, pledge, security interest, charge, lien or other encumbrance of any kind, whether or not filed, recorded and perfected under applicable law.

        "Pari Passu Debt" means any Debt of TC PipeLines, whether outstanding on the date any securities are issued under the senior indenture or thereafter created, incurred or assumed, unless in the case of any particular Debt, the instrument creating or evidencing the same or pursuant to which the same is outstanding expressly provides that such Debt shall be subordinated in right of payment to the senior debt securities.

        "Person" means any individual, corporation, partnership, joint venture, limited liability company, association, joint-stock company, trust, other entity, unincorporated organization or government, or any agency or political subdivision thereof.

        "Principal Property" means, whether currently owned or leased or subsequently acquired, any pipeline, gathering system, terminal, storage facility, processing plant or other plant or facility located in the United States of America or any territory or political subdivision thereof owned or leased by TC PipeLines or any of its Subsidiaries and used in transporting, distributing, terminalling, gathering, treating, processing, marketing or storing natural gas, natural gas liquids or other hydrocarbons, except (1) any property or asset consisting of inventories, furniture, office fixtures and equipment (including data processing equipment), vehicles and equipment used on, or useful with, vehicles (but excluding vehicles that generate transportation revenues) and (2) any such pipeline or other plant or facility that, in the good faith opinion of the board of directors of the General Partner as evidenced by resolutions of the board of directors of the General Partner, is not material in relation to the activities of TC PipeLines and its Subsidiaries, taken as a whole.

        "Principal Subsidiary" means any of TC PipeLines's Subsidiaries that owns or leases, directly or indirectly, a Principal Property.

        "Subsidiary" of any Person means (i) any partnership of which more than 50 percent of the Capital Interests (considering all partners' Capital Interests as a single class) is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person or combination thereof, or (ii) any corporation, association or other business entity (other than a partnership) of which more than 50 percent of the total voting power of the Capital Interests entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, trustees or equivalent persons thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person or combination thereof.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

        This section summarizes the material U.S. federal income tax consequences that may be relevant to prospective unitholders and is based upon current provisions of the U.S. Internal Revenue Code of 1986, as amended (the "Code"), existing and proposed U.S. Treasury regulations thereunder (the "Treasury Regulations"), and current administrative rulings and court decisions, all of which are subject to change. Changes in these authorities may cause the federal income tax consequences to a prospective unitholder to vary substantially from those described below, possibly on a retroactive basis. Unless the context otherwise requires, references in this section to "we," "us" or "the Partnership" are references to TC PipeLines and its subsidiaries.

        Legal conclusions contained in this section, unless otherwise noted, are the opinion of Vinson & Elkins L.L.P. and are based on the accuracy of representations made by us to them for this purpose. However, this section does not address all federal income tax matters that may affect us or our unitholders, such as the application of the alternative minimum tax. This section also does not address local taxes, state taxes, non-U.S. taxes, or other taxes that may be applicable, except to the limited extent that such tax considerations are addressed below under "—State, Local and Other Tax Considerations." Furthermore, this section focuses on unitholders who are individual citizens or residents of the United States (for federal income tax purposes), who have the U.S. dollar as their functional currency, who use the calendar year as their taxable year, who purchase common units that are registered pursuant to this registration statement, who do not materially participate in the conduct of our business activities and who hold such common units as capital assets (typically, property that is held for investment). This section has limited applicability to corporations (including other entities treated as corporations for federal income tax purposes), partnerships (including other entities treated as partnerships for federal income tax purposes), estates, trusts, non-resident aliens or other unitholders subject to specialized tax treatment, such as tax-exempt entities, non-U.S. persons, individual retirement accounts ("IRAs"), employee benefit plans, real estate investment trusts or mutual funds.

        Accordingly, we encourage each prospective unitholder to consult the unitholder's own tax advisor in analyzing the federal, state, local and non-U.S. tax consequences that are particular to that unitholder resulting from ownership or disposition of our common units and potential changes in applicable tax laws.

        We are relying on the opinions and advice of Vinson & Elkins L.L.P. with respect to the matters described herein. An opinion of counsel represents only that counsel's best legal judgment and does not bind the Internal Revenue Service (the "IRS") or a court. Accordingly, the opinions and statements made herein may not be sustained by a court if contested by the IRS. Any such contest of the matters described herein may materially and adversely impact the market for our common units and the prices at which our common units trade. In addition, our costs of any contest with the IRS will be borne indirectly by our unitholders and our general partner because the costs will reduce our cash available for distribution. Furthermore, the tax consequences of an investment in us may be significantly modified by future legislative or administrative changes or court decisions, which may be retroactively applied.

        For the reasons described below, Vinson & Elkins L.L.P. has not rendered an opinion with respect to the following federal income tax issues:

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  the treatment of a unitholder whose common units are the subject of a securities loan (e.g., a loan to a short seller to cover a short sale of common units) (please read "—Tax Consequences of Common Unit Ownership—Treatment of Securities Loans");

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  whether our monthly convention for allocating taxable income and losses is permitted by existing Treasury Regulations (please read "—Disposition of Common Units—Allocations Between Transferors and Transferees");

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  whether our method for taking into account Section 743 adjustments is sustainable in certain cases (please read "—Tax Consequences of Common Unit Ownership—Section 754 Election" and "—Uniformity of Common Units") and

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  whether our use of simplifying conventions for making adjustments to "book" basis and relevant allocations is permitted by existing Treasury Regulations (please read "—Tax Consequences of Common Unit Ownership—Allocation of Income, Gain, Loss and Deduction" and "—Uniformity of Units").

Taxation of the Partnership

Partnership Status

        We are treated as a partnership for U.S. federal income tax purposes and, therefore, subject to the discussion below under "—Administrative Matters—Information Returns and Audit Procedures", generally will not be liable for entity-level federal income taxes. Instead, as described below, each of our unitholders will take into account its respective share of our items of income, gain, loss and deduction in computing its federal income tax liability as if the unitholder had earned such income directly, even if we make no cash distributions to the unitholder. Distributions we make to a unitholder will not give rise to income or gain taxable to such unitholder, unless the amount of cash distributed exceeds the unitholder's adjusted tax basis in its common units. Please read "—Tax Consequences of Common Unit Ownership—Treatment of Distributions" and "—Disposition of Common Units").

        Section 7704 of the Code generally provides that publicly-traded partnerships will be treated as corporations for federal income tax purposes. However, if 90% or more of a partnership's gross income for every taxable year it is publicly-traded consists of "qualifying income," the partnership may continue to be treated as a partnership for federal income tax purposes (the "Qualifying Income Exception"). Qualifying income includes, (i) interest, (ii) dividends, (iii) real property rents within the meaning of Section 856(d) of the Code, as modified by Section 7704(d)(3) of the Code, (iv) gains from the sale or other disposition of real property, (v) income and gains derived from the exploration, development, mining or production, processing, refining, transportation (including pipelines transporting gas, oil, or products thereof) or the marketing of any "mineral or natural resource", and (vi) gains from the sale or other disposition of capital assets (or property described in Section 1231(b) of the Code) held for the production of income that otherwise constitutes qualifying income. We estimate that less than 3 percent of our current gross income is not qualifying income; however, this estimate could change from time to time.

        No ruling has been or will be sought from the IRS with respect to our classification as a partnership for federal income tax purposes or as to the classification of our partnership and limited liability company operating subsidiaries. Instead we have relied on the opinion of Vinson & Elkins L.L.P. that, based upon the Code, existing Treasury Regulations, published revenue rulings and court decisions and representations described below, the Partnership and each of our partnership and limited liability company operating subsidiaries will be classified as a partnerships or disregarded as an entity separate from us for federal income tax purposes.

        Vinson & Elkins L.L.P. is of the opinion that we will be treated as a partnership for federal income tax purposes and each of our partnership and limited liability company operating subsidiaries will be treated as a partnership or will be disregarded as an entity separate from us. In rendering its opinion, Vinson & Elkins L.L.P. has relied on factual representations made by us and our general partner, including, without limitation:

          (a)   Neither we nor any of our partnership or limited liability company operating subsidiaries has elected or will elect to be treated as a corporation for federal income tax purposes;

          (b)   For each taxable year since and including the year of our initial public offering, more than 90% of our gross income has been and will be income of a character that Vinson & Elkins L.L.P. has opined is "qualifying income" within the meaning of Section 7704(d) of the Code; and

          (c)   Each hedging transaction that we treat as resulting in qualifying income has been and will be appropriately identified as a hedging transaction pursuant to applicable Treasury Regulations, and has been and will be associated with oil, natural gas or products thereof that are held or to be held by us in activities that Vinson & Elkins L.L.P. has opined or will opine result in qualifying income; and

          (d)   None of TC PipeLines or the Operating Entities has engaged or will engage in any significant activity other than the transportation (within the meaning of Section 7704(d) of the Code) of natural gas without first receiving an opinion of counsel to the effect that such activity will not cause TC PipeLines or the Operating Entity to have income that is not qualifying income.

        We believe that these representations are true and will be true in the future.

        If we fail to meet the Qualifying Income Exception, other than a failure that is determined by the IRS to be inadvertent and that is cured within a reasonable time after discovery (in which case the IRS may also require us to make adjustments with respect to our unitholders or pay other amounts), we will be treated as transferring all of our assets, subject to all of our liabilities, to a newly formed corporation, on the first day of the year in which we fail to meet the Qualifying Income Exception in return for stock in that corporation and then as distributing that stock to our unitholders in liquidation of their interests in us. This deemed contribution and liquidation should not result in the recognition of taxable income by our unitholders or us so long as the aggregate amount of our liabilities does not exceed the adjusted tax basis of our assets. Thereafter, we would be treated as an association taxable as a corporation for federal income tax purposes.

        The present U.S. federal income tax treatment of publicly traded partnerships, including us, or an investment in our common units may be modified by administrative or legislative action or judicial interpretation at any time. From time to time, members of the U.S. Congress have proposed and considered substantive changes to the existing federal income tax laws that would affect publicly-traded partnerships. One such legislative proposal would have eliminated the Qualifying Income Exception upon which we rely for our treatment as a partnership for federal income tax purposes.

        In addition, on January 24, 2017, final regulations regarding which activities give rise to qualifying income (the "Final Regulations") within the meaning of Section 7704 of the Code were published in the Federal Register. The Final Regulations are effective as of January 19, 2017, and apply to taxable years beginning on or after January 19, 2017. We do not believe the Final Regulations affect our ability to qualify as a publicly traded partnership.

        It is possible that a change in law could affect us and may be applied retroactively. Any such changes could negatively impact the value of an investment in our common units. If for any reason we are taxable as a corporation in any taxable year, our items of income, gain, loss and deduction would be taken into account by us in determining the amount of our liability for federal income tax, rather than being passed through to our unitholders.

        At the state level, several states have been evaluating ways to subject partnerships to entity-level taxation through the imposition of state income, franchise, or other forms of taxation. Imposition of a similar tax on us in the jurisdictions in which we operate or in other jurisdictions to which we may expand could substantially reduce our cash available for distribution to our unitholders.

        Our taxation as a corporation would materially reduce the cash available for distribution to unitholders and thus would likely substantially reduce the value of our common units. Any distribution made to a unitholder at a time when we are treated as a corporation would be (i) a taxable dividend to the extent of our current or accumulated earnings and profits, then (ii) a nontaxable return of capital to the extent of the unitholder's adjusted tax basis in its common units (determined separately for each common unit), and thereafter (iii) taxable capital gain. In addition, our partnership agreement provides that if a law is enacted or existing law is modified or interpreted in a manner that subjects us to taxation as a corporation or because our general partner makes an election for us to be taxed as a corporation or otherwise subjects us to entity-level taxation for federal, state or local income tax purposes, the minimum quarterly distribution amount and the target distribution amounts may be adjusted to reflect the impact of that law on us.

        The remainder of this discussion is based on the opinion of Vinson & Elkins L.L.P. that we will be treated as a partnership for federal income tax purposes.

Tax Consequences of Common Unit Ownership

Limited Partner Status

        Unitholders of the Partnership who are admitted as limited partners of the partnership will be treated as partners of the Partnership for federal income tax purposes. In addition, assignees who have executed and delivered transfer applications, and are awaiting admission as limited partners, and unitholders whose common units are held in street name or by a nominee and who have the right to direct the nominee in the exercise of all substantive rights attendant to the ownership of their common units will be treated as partners of the Partnership for federal income tax purposes.

        As there is no direct or indirect controlling authority addressing assignees of common units who are entitled to execute and deliver transfer applications and thereby become entitled to direct the exercise of attendant rights, but who fail to execute and deliver transfer applications, Vinson & Elkins L.L.P.'s opinion does not extend to these persons. Furthermore, a purchaser or other transferee of common units who does not execute and deliver a transfer application may not receive some federal income tax information or reports furnished to record holders of common units unless the common units are held in a nominee or street name account and the nominee or broker has executed and delivered a transfer application for those common units.

        For a discussion related to the risks of losing partner status as a result of securities loans, please read "—Treatment of Securities Loans." Unitholders who are not treated as partners in us as described above are urged to consult their own tax advisors with respect to the tax consequences applicable to them under their particular circumstances.

Flow-Through of Taxable Income

        Subject to the discussion below under "—Entity-Level Collections of Unitholder Taxes" and "—Administrative Matters—Information Returns and Audit Procedures", and, with respect to payments we may be required to make on behalf of our unitholders, we will not pay any federal income tax. Rather, each unitholder will be required to report on its federal income tax return each year its share of our income, gains, losses and deductions for our taxable year or years ending with or within its taxable year. Consequently, we may allocate income to a unitholder even if that unitholder has not received a cash distribution.

Basis of Common Units

        A unitholder's tax basis in its common units initially will be the amount paid or treated as paid for those common units increased by the unitholder's initial allocable share of our liabilities. That basis generally will be (i) increased by the unitholder's share of our income and any increases in such unitholder's share of our liabilities, and (ii) decreased, but not below zero, by the amount of all distributions to the unitholder, the unitholder's share of our losses, any decreases in its share of our liabilities, and the amount of any excess business interest allocated to the unitholder. The IRS has ruled that a partner who acquires interests in a partnership in separate transactions must combine those interests and maintain a single adjusted tax basis for all of those interests.

Treatment of Distributions

        Distributions made by us to a unitholder generally will not be taxable to the unitholder, unless such distributions are of cash or marketable securities that are treated as cash and exceed the unitholder's tax basis in its common units, in which case the unitholder generally will recognize gain taxable in the manner described below under "—Disposition of Common Units."

        Any reduction in a unitholder's share of our "nonrecourse liabilities" (liabilities for which no partner bears the economic risk of loss) will be treated as a distribution by us of cash to that unitholder. A decrease in a unitholder's percentage interest in us because of our issuance of additional common units may decrease such unitholder's share of our nonrecourse liabilities. For purposes of the foregoing, a unitholder's share of our nonrecourse liabilities generally will be based upon such unitholder's share of the unrealized appreciation (or depreciation) in our assets, to the extent thereof, with any excess nonrecourse liabilities allocated based on the unitholder's share of our profits. Please read "—Disposition of Common Units."

        A non-pro rata distribution of money or property (including a deemed distribution as a result of the reallocation of our nonrecourse liabilities described above) may cause a unitholder to recognize ordinary income if the distribution reduces the unitholder's share of our "unrealized receivables," including depreciation recapture and substantially appreciated "inventory items," both as defined in Section 751 of the Code ("Section 751 Assets"). To the extent of such reduction, the unitholder would be deemed to receive its proportionate share of the Section 751 Assets and exchange such assets with us in return for a portion of the non-pro rata distribution. This deemed exchange will generally result in the unitholder's recognition of ordinary income in an amount equal to the excess of (1) the non-pro rata portion of that distribution over (2) the unitholder's tax basis (typically zero) in the Section 751 Assets deemed to be relinquished in the exchange.

Limitations on Deductibility of Losses

        A unitholder may not be entitled to deduct the full amount of loss we allocate to it because its share of our losses will be limited to the lesser of (i) the unitholder's adjusted tax basis in its common units, and (ii) in the case of a unitholder that is an individual, estate, trust or certain types of closely-held corporations, the amount for which the unitholder is considered to be "at risk" with respect to our activities. A unitholder will be at risk to the extent of its adjusted tax basis in its common units, reduced by (1) any portion of that basis attributable to the unitholder's share of our nonrecourse liabilities, (2) any portion of that basis representing amounts otherwise protected against loss because of a guarantee, stop loss agreement or similar arrangement, and (3) any amount of money the unitholder borrows to acquire or hold its common units, if the lender of those borrowed funds owns an interest in us, is related to another unitholder or can look only to the common units for repayment. A unitholder subject to the at risk limitation must recapture losses deducted in previous years to the extent that distributions (including distributions deemed to result from a reduction in a unitholder's share of nonrecourse liabilities) cause the unitholder's at risk amount to be less than zero at the end of any taxable year.

        Losses disallowed to a unitholder or recaptured as a result of the basis or at risk limitations will carry forward and will be allowable as a deduction in a later year to the extent that the unitholder's adjusted tax basis or at risk amount, whichever is the limiting factor, is subsequently increased. Upon a taxable disposition of our common units, any gain recognized by a unitholder can be offset by losses that were previously suspended by the at risk limitation but not losses suspended by the basis limitation. Any loss previously suspended by the at risk limitation in excess of that gain can no longer be used, and will not be available to offset a unitholder's salary or active business income.

        In addition to the basis and at risk limitations, passive activity loss limitations limit the deductibility of losses incurred by individuals, estates, trusts, some closely-held corporations and personal service corporations from "passive activities" (generally, trade or business activities in which the taxpayer does not materially participate). The passive loss limitations are applied separately with respect to each publicly-traded partnership. Consequently, any passive losses we generate will be available to offset only passive income generated by us. Passive losses that exceed a unitholder's share of the passive income we generate may be deducted in full when a unitholder disposes of all of its common units in a fully taxable transaction with an unrelated party. The passive activity loss rules are applied after other applicable limitations on deductions, including the at risk and basis limitations. If you hold an interest in both us and another MLP, you should consult your own tax advisor regarding the application of the passive loss rules.

        For taxpayers other than corporations in taxable years beginning after December 31, 2017, and before January 1, 2026, an "excess business loss" limitation further limits the deductibility of losses by such taxpayers. An excess business loss is the excess (if any) of a taxpayer's aggregate deductions for the taxable year that are attributable to the trades or businesses of such taxpayer (determined without regard to the excess business loss limitation) over the aggregate gross income or gain of such taxpayer for the taxable year that is attributable to such trades or businesses plus a threshold amount. The threshold amount is equal to $250,000 or $500,000 (increased by the applicable inflation adjustment) for taxpayers filing a joint return. Disallowed excess business losses are treated as a net operating loss carryover to the following tax year. Any losses we generate that are allocated to a unitholder and not otherwise limited by the basis, at risk, or passive loss limitations will be included in the determination of such unitholder's aggregate trade or business deductions. Consequently, any losses we generate that are not otherwise limited will only be available to offset a unitholder's other trade or business income plus an amount of non-trade or business income equal to the applicable threshold amount. Thus, except to the extent of the threshold amount, our losses that are not otherwise limited may not offset a unitholder's non-trade or business income (such as salaries, fees, interest, dividends and capital gains). This excess business loss limitation will be applied after the passive activity loss limitation.

Limitations on Interest Deductions

        In general, we are entitled to a deduction for interest paid or accrued on indebtedness properly allocable to our trade or business during our taxable year. However, under the Tax Cuts and Jobs Act of 2017, deductions for interest paid or accrued on indebtedness may be limited. This interest limitation does not apply to certain regulated pipeline business. Accordingly, we believe our business interest expense is fully deductible, and we allocate the deduction among our unitholders in accordance with our partnership agreement. If the IRS contests this position or if further guidance is issued contrary to the positions taken, our unitholders' ability to deduct this interest expense could be limited as described below.

        The deduction for "business interest" would be limited to the sum of our business interest income and 30% of our "adjusted taxable income." For the purposes of this limitation, our adjusted taxable income is computed without regard to any business interest or business interest income, and in the case of taxable years beginning before January 1, 2022, any deduction allowable for depreciation, amortization, or depletion. This limitation is first applied at the partnership level and any deduction for business interest is taken into account in determining our non-separately stated taxable income or loss. Then, in applying this business interest limitation at the partner level, the adjusted taxable income of each of our unitholders is determined without regard to such unitholder's distributive share of any of our items of income, gain, deduction, or loss and is increased by such unitholder's distributive share of our excess taxable income, which is generally equal to the excess of 30% of our adjusted taxable income over the amount of our deduction for business interest for a taxable year.

        If our deduction for business interest were limited, the amount of any disallowed deduction for business interest will also be allocated to each unitholder in accordance with our partnership agreement, but such amount of "excess business interest" will not be currently deductible. Subject to certain limitations and adjustments to a unitholder's basis in its common units, this excess business interest may be carried forward and deducted by a unitholder in a future taxable year. Further, a unitholder's basis in his or her common units will generally be increased by the amount of any excess business interest upon a disposition of such common units.

        In addition to this limitation on the deductibility of a partnership's business interest, the deductibility of a non-corporate taxpayer's "investment interest expense" is generally limited to the amount of that taxpayer's "net investment income." Investment interest expense includes:

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  interest on indebtedness allocable to property held for investment;

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  interest expense allocated against portfolio income; and

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  the portion of interest expense incurred to purchase or carry an interest in a passive activity to the extent allocable against portfolio income.

        The computation of a unitholder's investment interest expense will take into account interest on any margin account borrowing or other loan incurred to purchase or carry a common unit. Net investment income includes gross income from property held for investment and amounts treated as portfolio income under the passive loss rules, less deductible expenses, other than interest, directly connected with the production of investment income. Net investment income does not include qualified dividend income (if applicable) or gains attributable to the disposition of property held for investment. A unitholder's share of a publicly-traded partnership's portfolio income and, according to the IRS, net passive income will be treated as investment income for purposes of the investment interest expense limitation.

Entity-Level Collections of Unitholder Taxes

        If we are required or elect under applicable law to pay any federal, state, local or non-U.S. tax on behalf of any current or former unitholder or our general partner, our partnership agreement authorizes us to treat the payment as a distribution of cash to the relevant unitholder or general partner. Where the tax is payable on behalf of all unitholders or we cannot determine the specific unitholder on whose behalf the tax is payable, our partnership agreement authorizes us to treat the payment as a distribution to all current unitholders. We are authorized to amend our partnership agreement in the manner necessary to maintain uniformity of intrinsic tax characteristics of common units and to adjust later distributions, so that after giving effect to these distributions, the priority and characterization of distributions otherwise applicable under our partnership agreement is maintained as nearly as is practicable. Payments by us as described above could give rise to an overpayment of tax on behalf of a unitholder, in which event the unitholder may be entitled to claim a refund of the overpayment amount. Please read "—Administrative Matters—Information Returns and Audit Procedures". Each unitholder is urged to consult its tax advisor to determine the consequences to them of any tax payment we make on its behalf.

Allocation of Income, Gain, Loss and Deduction

        Except as described below, our items of income, gain, loss and deduction will be allocated among our unitholders in accordance with their percentage interests in us. At any time that distributions are made on our common units in excess of distributions on our subordinated common units, or we make incentive distributions, gross income will be allocated to the recipients to the extent of these distributions.

        Specified items of our income, gain, loss and deduction will be allocated under Section 704(c) of the Code (or the principles of Section 704(c) of the Code) to account for any difference between the adjusted tax basis and fair market value of our assets at the time such assets are contributed to us and at the time of any subsequent offering of our common units (a "Book-Tax Disparity"). As a result, the federal income tax burden associated with any Book-Tax Disparity immediately prior to an offering will be borne by our partners holding interests in us prior to such offering. In addition, items of recapture income will be specially allocated to the extent possible (subject to the limitations described above) to the unitholder who was allocated the deduction giving rise to that recapture income in order to minimize the recognition of ordinary income by other unitholders.

        It may not be administratively feasible to make the relevant adjustments to "book" basis and the relevant Section 704(c) allocations separately each time we issue units, particularly in the case of small or frequent unit issuances. If that is the case, we may use simplifying conventions to make those adjustments and allocations, which may include the aggregation of certain issuances of units. Our counsel, Vinson & Elkins, L.L.P., is unable to opine as to the validity of such conventions.

        An allocation of items of our income, gain, loss or deduction, other than an allocation required by the Code to eliminate a Book-Tax Disparity, will be given effect for federal income tax purposes in determining a unitholder's share of an item of income, gain, loss or deduction only if the allocation has "substantial economic effect." In any other case, a unitholder's share of an item will be determined on the basis of the unitholder's interest in us, which will be determined by taking into account all the facts and circumstances, including (i) the unitholder's relative contributions to us, (ii) the interests of all the partners in profits and losses, (iii) the interest of all the partners in cash flow and (iv) the rights of all the partners to distributions of capital upon liquidation. Vinson & Elkins L.L.P. is of the opinion that, with the exception of the issues described in "—Section 754 Election" and "—Disposition of Common Units—Allocations Between Transferors and Transferees," allocations of income, gain, loss or deduction under our partnership agreement will be given effect for federal income tax purposes.

Treatment of Securities Loans

        A unitholder whose common units are the subject of a securities loan (for example, a loan to a "short seller" to cover a short sale of common units) may be treated as having disposed of those common units. If so, such unitholder would no longer be treated for tax purposes as a partner with respect to those common units during the period of the loan and may recognize gain or loss as a result of such deemed disposition. As a result, during this period (i) any of our income, gain, loss or deduction allocated to those common units would not be reportable by the lending unitholder, and (ii) any cash distributions received by the lending unitholder as to those common units may be treated as ordinary taxable income.

        Due to a lack of controlling authority, Vinson & Elkins L.L.P. has not rendered an opinion regarding the tax treatment of a unitholder that enters into a securities loan with respect to its common units. A unitholder desiring to assure its status as a partner and avoid the risk of income recognition from a loan of its common units is urged to modify any applicable brokerage account agreements to prohibit its brokers from borrowing and lending its common units. The IRS has announced that it is studying issues relating to the tax treatment of short sales of partnership interests. Please read "—Disposition of Common Units—Recognition of Gain or Loss."

Tax Rates

        Under current law, the highest marginal federal income tax rates for individuals applicable to ordinary income and long-term capital gains (generally, gains from the sale or exchange of certain investment assets held for more than one year) are 37% and 20%, respectively. These rates are subject to change by new legislation at any time.

        In addition, a 3.8% net investment income tax applies to certain net investment income earned by individuals, estates, and trusts. For these purposes, net investment income generally includes a unitholder's allocable share of our income and gain realized by a unitholder from a sale of common units (without taking into account the 20% deduction discussed below). In the case of an individual, the tax will be imposed on the lesser of (i) the unitholder's net investment income from all investments, or (ii) the amount by which the unitholder's modified adjusted gross income exceeds $250,000 (if the unitholder is married and filing jointly or a surviving spouse), $125,000 (if the unitholder is married and filing separately) or $200,000 (if the unitholder is unmarried or in any other case). In the case of an estate or trust, the tax will be imposed on the lesser of (i) undistributed net investment income, or (ii) the excess adjusted gross income over the dollar amount at which the highest income tax bracket applicable to an estate or trust begins.

        For taxable years beginning after December 31, 2017 and ending on or before December 31, 2025, an individual unitholder is entitled to a deduction equal to 20% of his or her allocable share of our "qualified business income." For purposes of this deduction, our "qualified business income" is equal to the sum of:

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  the net amount of our U.S. items of income, gain, deduction, and loss to the extent such items are included or allowed in the determination of taxable income for the year, excluding, however, certain specified types of passive investment income (such as capital gains and dividends) and certain payments made to the unitholder for services rendered to the Partnership; and

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  any gain recognized upon a disposition of our common units to the extent such gain is attributable to Section 751 Assets, such as depreciation recapture and our "inventory items," and is thus treated as ordinary income under Section 751 of the Code.

Section 754 Election

        We have made the election permitted by Section 754 of the Code that permits us to adjust the tax basis in each of our assets as to specific purchasers of our common units under Section 743(b) of the Code to reflect the common unit purchase price upon subsequent purchases of common units. That election is irrevocable without the consent of the IRS. The Section 743(b) adjustment separately applies to a unitholder who purchases common units from another unitholder based upon the values and adjusted tax basis of each of our assets at the time of the relevant unit purchase, and the adjustment will reflect the purchase price paid. The Section 743(b) adjustment does not apply to a person who purchases common units directly from us. For purposes of this discussion, a unitholder's basis in our assets will be considered to have two components: (1) its share of the tax basis in our assets as to all unitholders and (2) its Section 743(b) adjustment to that tax basis (which may be positive or negative).

        Under our partnership agreement, we are authorized to take a position to preserve the uniformity of common units even if that position is not consistent with applicable Treasury Regulations. A literal application of Treasury Regulations governing a Section 743(b) adjustment attributable to properties depreciable under Section 167 of the Code may give rise to differences in the taxation of unitholders purchasing common units from us and unitholders purchasing from other unitholders. If we have any such properties, we intend to adopt methods employed by other publicly traded partnerships to preserve the uniformity of common units, even if inconsistent with existing Treasury Regulations, and

Vinson & Elkins L.L.P. has not opined on the validity of this approach. Please read "—Uniformity of Common Units."

        The IRS may challenge the positions we adopt with respect to depreciating or amortizing the Section 743(b) adjustment to preserve the uniformity of common units due to the lack of controlling authority. Because a unitholder's adjusted tax basis for its common units is reduced by its share of our items of deduction or loss, any position we take that understates deductions will overstate a unitholder's tax basis in its common units, and may cause the unitholder to understate gain or overstate loss on any sale of such common units. Please read "—Disposition of Common Units—Recognition of Gain or Loss." If a challenge to such treatment were sustained, the gain from the sale of common units may be increased without the benefit of additional deductions.

        The calculations involved in the Section 754 election are complex and are made on the basis of assumptions as to the value of our assets and other matters. The IRS could seek to reallocate some or all of any Section 743(b) adjustment we allocated to our assets subject to depreciation to goodwill or nondepreciable assets. Goodwill, as an intangible asset, is generally amortizable over a longer period of time or under a less accelerated method than our tangible assets. We cannot assure any unitholder that the determinations we make will not be successfully challenged by the IRS or that the resulting deductions will not be reduced or disallowed altogether. Should the IRS require a different tax basis adjustment to be made, and should, in our opinion, the expense of compliance exceed the benefit of the election, we may seek permission from the IRS to revoke our Section 754 election. If permission is granted, a subsequent purchaser of common units may be allocated more income than it would have been allocated had the election not been revoked.

Tax Treatment of Operations

Accounting Method and Taxable Year

        We use the year ending December 31 as our taxable year and the accrual method of accounting for federal income tax purposes. Each unitholder will be required to include in its tax return its share of our income, gain, loss and deduction for each taxable year ending within or with its taxable year. In addition, a unitholder who has a taxable year ending on a date other than December 31 and who disposes of all of its common units following the close of our taxable year but before the close of its taxable year must include its share of our income, gain, loss and deduction in income for its taxable year, with the result that it will be required to include in income for its taxable year its share of more than twelve months of our income, gain, loss and deduction. Please read "—Disposition of Common Units—Allocations Between Transferors and Transferees."

Tax Basis, Depreciation and Amortization

        The tax basis of each of our assets will be used for purposes of computing depreciation and cost recovery deductions and, ultimately, gain or loss on the disposition of these assets. If we dispose of depreciable property by sale, foreclosure or otherwise, all or a portion of any gain, determined by reference to the amount of depreciation deductions previously taken, may be subject to the recapture rules and taxed as ordinary income rather than capital gain. Similarly, a unitholder who has taken cost recovery or depreciation deductions with respect to property we own will likely be required to recapture some or all of those deductions as ordinary income upon a sale of its interest in us. Please read "—Tax Consequences of Common Unit Ownership—Allocation of Income, Gain, Loss and Deduction" and "—Disposition of Common Units—Recognition of Gain or Loss."

        The costs we incur in offering and selling our common units (called "syndication expenses") must be capitalized and cannot be deducted currently, ratably or upon our termination. While there are uncertainties regarding the classification of certain costs as organization expenses, which may be amortized by us, and as syndication expenses, which may not be amortized by us, the underwriting discounts and commissions we incur will be treated as syndication expenses. Please read "Disposition of Common Units—Recognition of Gain or Loss."

Valuation and Tax Basis of Each of Our Properties

        The federal income tax consequences of the ownership and disposition of common units will depend in part on our estimates of the relative fair market values and the tax basis of each of our assets. Although we may from time to time consult with professional appraisers regarding valuation matters, we will make many of the relative fair market value estimates ourselves. These estimates and determinations of tax basis are subject to challenge and will not be binding on the IRS or the courts. If the estimates of fair market value or tax basis are later found to be incorrect, the character and amount of items of income, gain, loss or deduction previously reported by a unitholder could change, and such unitholder could be required to adjust its tax liability for prior years and incur interest and penalties with respect to those adjustments.

Disposition of Common Units

Recognition of Gain or Loss

        A unitholder will be required to recognize gain or loss on a sale or exchange of a common unit equal to the difference, if any, between the unitholder's amount realized and the adjusted tax basis in the common unit sold (taking into account any basis adjustments attributable to previously disallowed interest deductions). A unitholder's amount realized generally will equal the sum of the cash and the fair market value of other property it receives plus its share of our nonrecourse liabilities with respect to the common unit sold or exchanged. Because the amount realized includes a unitholder's share of our nonrecourse liabilities, the gain recognized on the sale or exchange of a common unit could result in a tax liability in excess of any cash received from such sale or exchange.

        Except as noted below, gain or loss recognized by a unitholder on the sale or exchange of a common unit held for more than one year generally will be taxable as long-term capital gain or loss. However, gain or loss recognized on the disposition of common units will be separately computed and taxed as ordinary income or loss under Section 751 of the Code to the extent attributable to Section 751 Assets, such as depreciation recapture and our "inventory items," regardless of whether such inventory item has substantially appreciated in value. Ordinary income attributable to Section 751 Assets may exceed net taxable gain realized on the sale or exchange of a common unit and may be recognized even if there is a net taxable loss realized on the sale or exchange of a common unit. Thus, a unitholder may recognize both ordinary income and capital gain or loss upon a sale or exchange of a common unit. Net capital loss may offset capital gains and, in the case of individuals, up to $3,000 of ordinary income per year.

        For purposes of calculating gain or loss on the sale or exchange of a common unit, the unitholder's adjusted tax basis will be adjusted by its allocable share of our income or loss in respect of its common unit for the year of the sale. Furthermore, as described above, the IRS has ruled that a partner who acquires interests in a partnership in separate transactions must combine those interests and maintain a single adjusted tax basis for all those interests. Upon a sale or other disposition of less than all of those interests, a portion of that tax basis must be allocated to the interests sold using an "equitable apportionment" method, which generally means that the tax basis allocated to the interest sold equals an amount that bears the same relation to the partner's tax basis in its entire interest in the partnership as the value of the interest sold bears to the value of the partner's entire interest in the partnership.

        Treasury Regulations under Section 1223 of the Code allow a selling unitholder who can identify common units transferred with an ascertainable holding period to elect to use the actual holding period of the common units transferred. Thus, according to the ruling discussed in the paragraph above, a unitholder will be unable to select high or low basis common units to sell or exchange as would be the case with corporate stock, but, according to the Treasury Regulations, such unitholder may designate specific common units sold for purposes of determining the holding period of the common units transferred. A unitholder electing to use the actual holding period of any common unit transferred must consistently use that identification method for all subsequent sales or exchanges of our common units. A unitholder considering the purchase of additional common units or a sale or exchange of common units purchased in separate transactions is urged to consult its tax advisor as to the possible consequences of this ruling and application of the Treasury Regulations.

        Specific provisions of the Code affect the taxation of some financial products and securities, including partnership interests, by treating a taxpayer as having sold an "appreciated" financial position, including a partnership interest with respect to which gain would be recognized if it were sold, assigned or terminated at its fair market value, in the event the taxpayer or a related person enters into:

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  a short sale;

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  an offsetting notional principal contract; or

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  a futures or forward contract with respect to the partnership interest or substantially identical property.

        Moreover, if a taxpayer has previously entered into a short sale, an offsetting notional principal contract or a futures or forward contract with respect to the partnership interest, the taxpayer will be treated as having sold that position if the taxpayer or a related person then acquires the partnership interest or substantially identical property. The Secretary of the Treasury is authorized to issue Treasury Regulations that treat a taxpayer that enters into transactions or positions that have substantially the same effect as the preceding transactions as having constructively sold the financial position. Please read "—Tax Consequences of Common Unit Ownership—Treatment of Securities Loans."

Allocations Between Transferors and Transferees

        In general, our taxable income or loss will be determined annually, will be prorated on a monthly basis and will be subsequently apportioned among the unitholders in proportion to the number of common units owned by each of them as of the opening of the applicable exchange on the first business day of the month (the "Allocation Date"). Nevertheless, we allocate certain deductions for depreciation of capital additions based upon the date the underlying property is placed in service, and gain or loss realized on a sale or other disposition of our assets or, in the discretion of the general partner, any other extraordinary item of income, gain, loss or deduction will be allocated among the unitholders on the Allocation Date in the month in which such income, gain, loss or deduction is recognized. As a result, a unitholder transferring common units may be allocated income, gain, loss and deduction realized after the date of transfer.

        Although simplifying conventions are contemplated by the Code and most publicly traded partnerships use similar simplifying conventions, existing Treasury Regulations do not specifically authorize the use of the proration method we have adopted. Accordingly, Vinson & Elkins L.L.P. is unable to opine on the validity of this method of allocating income and deductions between transferee and transferor unitholders. If the IRS determines that this method is not allowed under the Treasury Regulations our taxable income or losses could be reallocated among our unitholders. Under our partnership agreement, we are authorized to revise our method of allocation between transferee and transferor unitholders, as well as among unitholders whose interests vary during a taxable year, to conform to a method permitted under the Treasury Regulations.

        A unitholder who disposes of common units prior to the record date set for a cash distribution for that quarter will be allocated items of our income, gain, loss and deduction attributable to the month of disposition (and any other month during the quarter to which such cash distribution relates and the holder held common units on the first day of such month) but will not be entitled to receive a cash distribution for that period.

Notification Requirements

        A unitholder who sells or exchanges any of its common units is generally required to notify us in writing of that transaction within 30 days after the transaction (or, if earlier, January 15 of the year following the transaction in the case of a seller). Upon receiving such notifications, we are required to notify the IRS of the transaction and to furnish specified information to the transferor and transferee. Failure to notify us of a transfer of common units may, in some cases, lead to the imposition of penalties. However, these reporting requirements do not apply to a sale by an individual who is a citizen of the United States and who effects the sale or exchange through a broker who will satisfy such requirements.

Uniformity of Common Units

        Because we cannot match transferors and transferees of common units and for other reasons, we must maintain uniformity of the economic and tax characteristics of the common units to a purchaser of these common units. As a result of the need to preserve uniformity, we may be unable to completely comply with a number of federal income tax requirements. Any non-uniformity could have a negative impact on the value of our common units. Please read "—Tax Consequences of Common Unit Ownership—Section 754 Election."

        Our partnership agreement permits our general partner to take positions in filing our tax returns that preserve the uniformity of our common units. To facilitate these positions and make the necessary calculations practical, we have adopted industry-wide simplifying conventions to determine each purchaser's share of our common basis and their specific Section 743(b) adjustment. These conventions and positions may include reducing the depreciation, amortization or loss deductions to which a unitholder would otherwise be entitled or reporting a slower amortization of Section 743(b) adjustments for some unitholders than that to which they would otherwise be entitled. Vinson & Elkins L.L.P. is unable to opine as to the validity of such conventions and filing positions.

        A unitholder's adjusted tax basis in common units is reduced by its share of our deductions (whether or not such deductions were claimed on an individual income tax return) so that any position that we take that understates deductions will overstate the unitholder's basis in its common units, and may cause the unitholder to understate gain or overstate loss on any sale of such common units. Please read "—Disposition of Common Units—Recognition of Gain or Loss" and "—Tax Consequences of Common Unit Ownership—Section 754 Election" above. The IRS may challenge one or more of any positions we take to preserve the uniformity of our common units. If such a challenge were sustained, the uniformity of common units might be affected, and, under some circumstances, the gain from the sale of our common units might be increased without the benefit of additional deductions.

        In addition, as described above at "—Tax Consequences of Common Unit Ownership—Allocation of Income, Gain, Loss and Deduction," if we aggregate multiple issuances of units for purposes of making adjustments to "book" basis and related tax allocations, to ensure the uniformity of our units, we will treat each of our units as having the same capital account balance, regardless of the price actually paid by each purchaser of units in the aggregated offerings. Although our counsel, Vinson & Elkins L.L.P., is unable to opine as to the validity of such an approach, we do not expect the number of affected units, or the differences between the purchase price of a unit and the initial capital account balance assigned to the unit, to be material.

Tax-Exempt Organizations and Other Investors

        Ownership of our common units by employee benefit plans and other tax-exempt organizations, as well as by non-resident alien individuals, non-U.S. corporations and other non-U.S. persons (collectively, "Non-U.S. Unitholders") raises issues unique to those investors and, as described below, may have substantial adverse tax consequences to them. Each prospective unitholder that is a tax-exempt entity or a Non-U.S. Unitholder should consult its tax advisors before investing in our common units.

        Employee benefit plans and most other tax-exempt organizations, including IRAs and other retirement plans, are subject to federal income tax on unrelated business taxable income. Virtually all of our income will be unrelated business taxable income and will be taxable to a tax-exempt unitholder. Tax-exempt unitholders with more than one unrelated trade or business (including by attribution from the Partnership to the extent it is engaged in one or more unrelated trade or business) are required to separately compute their unrelated business taxable income with respect to each unrelated trade or business (including for purposes of determining any net operating loss deduction). As a result, it may not be possible for tax-exempt unitholders to utilize losses from an investment in the Partnership to offset unrelated business taxable income from another unrelated trade or business and vice versa.

        Non-U.S. Unitholders are taxed by the United States on income effectively connected with a U.S. trade or business ("effectively connected income") and on certain types of U.S.-source non-effectively connected income (such as dividends), unless exempted or further limited by an income tax treaty. Each Non-U.S. Unitholder will be considered to be engaged in business in the United States because of its ownership of our common units. Furthermore, Non-U.S. Unitholders will be deemed to conduct such activities through a permanent establishment in the United States within the meaning of an applicable tax treaty. Consequently, each Non-U.S. Unitholder will be required to file federal tax returns to report its share of our income, gain, loss or deduction and pay federal income tax on its share of our net income or gain. Moreover, under rules applicable to publicly-traded partnerships, distributions to Non-U.S. Unitholders are subject to withholding at the highest applicable effective tax rate. Each Non-U.S. Unitholder must obtain a taxpayer identification number from the IRS and submit that number to our transfer agent on a Form W-8BEN or W-8BEN-E (or other applicable or successor form) in order to obtain credit for these withholding taxes.

        In addition, if a Non-U.S. Unitholder is classified as a non-U.S. corporation, it will be treated as engaged in a United States trade or business and may be subject to the U.S. branch profits tax at a rate of 30%, in addition to regular U.S. federal income tax, on its share of our income and gain as adjusted for changes in the foreign corporation's "U.S. net equity" to the extent reflected in the corporation's earnings and profits. That tax may be reduced or eliminated by an income tax treaty between the United States and the country in which the foreign corporate unitholder is a "qualified resident." In addition, this type of unitholder is subject to special information reporting requirements under Section 6038C of the Code.

        A Non-U.S. Unitholder who sells or otherwise disposes of a common unit will be subject to U.S. federal income tax on gain realized from the sale or disposition of that common unit to the extent the gain is effectively connected with a U.S. trade or business of the Non-U.S. Unitholder. Gain realized by a Non-U.S. Unitholder from the sale of its interest in a partnership that is engaged in a trade or business in the United States will be considered to be "effectively connected" with a U.S. trade or business to the extent that gain that would be recognized upon a sale by the partnership of all of its assets would be "effectively connected" with a U.S. trade or business. Thus, all of a Non-U.S. Unitholder's gain from the sale or other disposition of our common units would be treated as effectively connected with a unitholder's indirect U.S. trade or business constituted by its investment in us and would be subject to U.S. federal income tax. As a result of the effectively connected income rules described above, the exclusion from U.S. taxation under the Foreign Investment in Real Property

Tax Act for gain from the sale of partnership common units regularly traded on an established securities market will not prevent a Non-U.S. Unitholder from being subject to U.S. federal income tax on gain from the sale or disposition of its common units to the extent such gain is effectively connected with a U.S. trade or business. We expect all of the gain from the sale or disposition of our common units to be treated as effectively connected with a U.S. trade or business.

        Moreover, the transferee of an interest in a partnership that is engaged in a U.S. trade or business is generally required to withhold 10% of the amount realized by the transferor unless the transferor certifies that it is not a foreign person, and we are required to deduct and withhold from the transferee amounts that should have been withheld by the transferees but were not withheld. Because the "amount realized" includes a partner's share of the partnership's liabilities, 10% of the amount realized could exceed the total cash purchase price for the common units. However, pending the issuance of final regulations, the IRS has suspended the application of this withholding rule to transfers of publicly traded interests in publicly traded partnerships. If recently promulgated regulations are finalized as proposed, such regulations would provide, with respect to transfers of publicly traded interests in publicly traded partnerships effected through a broker, that the obligation to withhold is imposed on the transferor's broker and that a partner's "amount realized" does not include a partner's share of a publicly traded partnership's liabilities for purposes of determining the amount subject to withholding. However, it is not clear when such regulations will be finalized and if they will be finalized in their current form.

Administrative Matters

Information Returns and Audit Procedures

        We intend to furnish to each unitholder, within 90 days after the close of each taxable year, specific tax information, including a Schedule K-1, which describes its share of our income, gain, loss and deduction for our preceding taxable year. In preparing this information, which will not be reviewed by counsel, we will take various accounting and reporting positions, some of which have been mentioned earlier, to determine each unitholder's share of income, gain, loss and deduction. We cannot assure our unitholders that those positions will yield a result that conforms to all of the requirements of the Code, Treasury Regulations or administrative interpretations of the IRS. Neither we nor Vinson & Elkins L.L.P. can assure prospective unitholders that the IRS will not successfully challenge the positions we adopt, and such a challenge could adversely affect the value of our common units.

        The IRS may audit our federal income tax information returns. Adjustments resulting from a successful IRS audit may require each unitholder to adjust a prior year's tax liability, and may result in an audit of the unitholder's own return. Any audit of a unitholder's return could result in adjustments unrelated to our returns.

        Publicly-traded partnerships are treated as entities separate from their owners for purposes of federal income tax audits, judicial review of administrative adjustments by the IRS and tax settlement proceedings. The tax treatment of partnership items of income, gain, loss and deduction are determined in a partnership proceeding rather than in separate proceedings for each of the partners. Pursuant to the Bipartisan Budget Act of 2015, for taxable years beginning after December 31, 2017, if the IRS makes audit adjustments to our income tax returns, it may assess and collect any taxes (including any applicable penalties and interest) resulting from such audit adjustment directly from us, unless we elect to have our general partner, unitholders and former unitholders take any audit adjustment into account in accordance with their interests in us during the taxable year under audit. Similarly, for such taxable years, if the IRS makes audit adjustments to income tax returns filed by an entity in which we are a member or partner, it may assess and collect any taxes (including penalties and interest) resulting from such audit adjustment directly from such entity.

        Generally, we expect to elect to have our general partner, unitholders and former unitholders take any such audit adjustment into account in accordance with their interests in us during the taxable year under audit, but there can be no assurance that such election will be effective in all circumstances. If we are unable or if it is not economical to have our general partner, unitholders and former unitholders take such audit adjustment into account in accordance with their interests in us during the taxable year under audit, then our current unitholders may bear some or all of the tax liability resulting from such audit adjustment, even if such unitholders did not own our common units during the taxable year under audit. If, as a result of any such audit adjustment, we are required to make payments of taxes, penalties or interest, we may require our unitholders and former unitholder to reimburse us for such taxes (including any applicable penalties or interest) or, if we bear such payment directly, our cash available for distribution to our unitholders might be substantially reduced. These rules are not applicable for taxable years beginning on or prior to December 31, 2017. Congress has proposed changes to the Bipartisan Budget Act, and we anticipate that amendments may be made. Accordingly, the manner in which these rules may apply to us in the future is uncertain.

        Additionally, pursuant to the Bipartisan Budget Act of 2015, the Code will no longer require that we designate a Tax Matters Partner. Instead, for taxable years beginning after December 31, 2017, we will be required to designate a partner, or other person, with a substantial presence in the United States as the partnership representative ("Partnership Representative"). The Partnership Representative will have the sole authority to act on our behalf for purposes of, among other things, federal income tax audits and judicial review of administrative adjustments by the IRS. If we do not make such a designation, the IRS can select any person as the Partnership Representative. We currently anticipate that we will designate our general partner as the Partnership Representative. Further, any actions taken by us or by the Partnership Representative on our behalf with respect to, among other things, federal income tax audits and judicial review of administrative adjustments by the IRS, will be binding on us and all of our unitholders.

Additional Withholding Requirements

        Withholding taxes may apply to certain types of payments made to "foreign financial institutions" (as specially defined in the Code) and certain other non-U.S. entities. Specifically, a 30% withholding tax may be imposed on withholdable payments, including interest, dividends and other fixed or determinable annual or periodic gains, profits and income from sources within the United States ("FDAP Income") paid to a foreign financial institution or to a "non-financial foreign entity" (as specially defined in the Code), unless (i) the foreign financial institution undertakes certain diligence and reporting, (ii) the non-financial foreign entity either certifies it does not have any substantial U.S. owners or furnishes identifying information regarding each substantial U.S. owner or (iii) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules. While withholdable payments would have originally included payments of gross proceeds from the sale or other disposition of any property of a type which could produce interest or dividends from sources within the United States ("Gross Proceeds") on or after January 1, 2019, recently proposed Treasury Regulations provide that such payments of Gross Proceeds do not constitute withholdable payments. Taxpayers may rely generally on these proposed Treasury Regulations until they are revoked or final Treasury Regulations are issued.

        If the payee is a foreign financial institution and is subject to the diligence and reporting requirements in clause (i) above, it must enter into an agreement with the U.S. Department of the Treasury requiring, among other things, that it undertake to identify accounts held by certain U.S. persons or U.S.-owned foreign entities, annually report certain information about such accounts, and withhold 30% on payments to noncompliant foreign financial institutions and certain other account holders. Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing these requirements may be subject to different rules.

        To the extent we have FDAP Income that is not treated as effectively connected with a U.S. trade or business (please read "—Tax-Exempt Organizations and Other Investors"), a unitholder that is a foreign financial institution or certain other non-U.S. entity, or a person that holds its common units through such foreign entities, may be subject to withholding on distributions they receive from us, or its distributive share of our income, pursuant to the rules described above. Each prospective unitholder should consult its own tax advisors regarding the potential application of these withholding provisions to its investment in our common units.

Nominee Reporting

        Persons who hold an interest in us as a nominee for another person are required to furnish to us:

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  the name, address and taxpayer identification number of the beneficial owner and the nominee;

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  a statement regarding whether the beneficial owner is:

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  a non-U.S. person;

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  a non-U.S. government, an international organization or any wholly-owned agency or instrumentality of either of the foregoing; or

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  a tax-exempt entity;

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  the amount and description of common units held, acquired or transferred for the beneficial owner; and

  •
  specific information including the dates of acquisitions and transfers, means of acquisitions and transfers, and acquisition cost for purchases, as well as the amount of net proceeds from sales.

        Each broker and financial institution is required to furnish additional information, including whether such broker or financial institution is a U.S. person and specific information on any common units such broker or financial institution acquires, holds or transfers for its own account. A penalty per failure, with a significant maximum penalty per calendar year, is imposed by the Code for failure to report that information to us. The nominee is required to supply the beneficial owner of our common units with the information furnished to us.

Accuracy-Related Penalties

        Certain penalties may be imposed as a result of an underpayment of tax that is attributable to one or more specified causes, including negligence or disregard of rules or regulations, substantial understatements of income tax and substantial valuation misstatements. No penalty will be imposed, however, for any portion of an underpayment if it is shown that there was a reasonable cause for the underpayment of that portion and that the taxpayer acted in good faith regarding the underpayment of that portion. We do not anticipate that any accuracy-related penalties will be assessed against us.

State, Local and Other Tax Considerations

        In addition to federal income taxes, unitholders may be subject to other taxes, including state and local income taxes, unincorporated business taxes and estate, inheritance or intangibles taxes that may be imposed by the various jurisdictions in which we conduct business or own property now or in the future or in which the unitholder is a resident. We conduct business or own property in many states in the United States. Some of these states may impose an income tax on individuals, corporations and other entities. As we make acquisitions or expand our business, we may own property or conduct business in additional states that impose a personal income tax. Although an analysis of those various taxes is not presented here, each prospective unitholder should consider the potential impact of such taxes on its investment in us.

        A unitholder may be required to file income tax returns and pay income taxes in some or all of the jurisdictions in which we do business or own property, though such unitholder may not be required to file a return and pay taxes in certain jurisdictions because its income from such jurisdictions falls below the jurisdiction's filing and payment requirement. Further, a unitholder may be subject to penalties for a failure to comply with any filing or payment requirement applicable to such unitholder. Some of the jurisdictions may require us, or we may elect, to withhold a percentage of income from amounts to be distributed to a unitholder who is not a resident of the jurisdiction. Withholding, the amount of which may be greater or less than a particular unitholder's income tax liability to the jurisdiction, generally does not relieve a nonresident unitholder from the obligation to file an income tax return.

        IT IS THE RESPONSIBILITY OF EACH UNITHOLDER TO INVESTIGATE THE LEGAL AND TAX CONSEQUENCES, UNDER THE LAWS OF PERTINENT JURISDICTIONS, OF HIS INVESTMENT IN US. WE STRONGLY RECOMMEND THAT EACH PROSPECTIVE UNITHOLDER CONSULT, AND DEPEND UPON, ITS OWN TAX COUNSEL OR OTHER ADVISOR WITH REGARD TO THOSE MATTERS. FURTHER, IT IS THE RESPONSIBILITY OF EACH UNITHOLDER TO FILE ALL STATE, LOCAL AND NON-U.S., AS WELL AS U.S. FEDERAL TAX RETURNS THAT MAY BE REQUIRED OF IT. VINSON & ELKINS L.L.P. HAS NOT RENDERED AN OPINION ON THE STATE, LOCAL, ALTERNATIVE MINIMUM TAX OR NON-U.S. TAX CONSEQUENCES OF AN INVESTMENT IN US.

INVESTMENT IN TC PIPELINES, LP BY EMPLOYEE BENEFIT PLANS AND IRAs

        The following is a summary of considerations associated with an investment in us by any employee benefit plan that is subject to Title I of ERISA, any plan, individual retirement account ("IRA") or other arrangement that is subject to Section 4975 of the Code or provisions under any federal, state, local, non-U.S. or other laws or regulations that are similar to such provisions of ERISA or the Code ("Similar Laws"), and any entity whose underlying assets are considered to include "plan assets" by reason of any such plan's, account's or arrangement's investment in such entity (each of the foregoing, an "employee benefit plan" or "plan"). This summary is based on the provisions of ERISA and the Code (and related regulations and administrative and judicial interpretations) as of the date of this prospectus. This summary does not purport to be complete, and future legislation, court decisions, administrative regulations, rulings or pronouncements could significantly modify the requirements summarized below. Any such changes may be retroactive and, therefore, apply to transactions entered into prior to the date of their enactment or release.

General Fiduciary Matters

        In considering an investment in our common units or debt securities with any portion of the assets of an employee benefit plan, a fiduciary of the employee benefit plan should consider, among other things:

  •
  whether such investment is prudent under Section 404(a)(1)(B) of ERISA or applicable Similar Laws;

  •
  whether in making such investment, such plan will satisfy the diversification requirements of Section 404(a)(1)(C) of ERISA or applicable Similar Laws;

  •
  whether the investment is permitted under the plan's governing documents and is a proper investment for the plan;

  •
  whether making such investment complies with the prohibited transaction and other applicable provisions of ERISA, the Code or and Similar Laws relating to a fiduciary's duties;

  •
  whether the plan will be considered to hold, as plan assets, (i) only common units or debt securities or (ii) an undivided interest in our underlying assets;

  •
  whether the investment will result in recognition of unrelated business taxable income by such plan, and if so, the potential after-tax investment return. Please read "Material U.S. Federal Income Tax Consequences—Tax-Exempt Organizations and Other Investors;"

  •
  the effect of an imposition of income taxes on the potential investment return for an otherwise tax-exempt investor; and

  •
  whether, as a result of the investment, such plan will be required to file an exempt organization business income tax return with the IRS.

Prohibited Transaction Issues

        Section 406 of ERISA and Section 4975 of the Code prohibit employee benefit plans from engaging in specified transactions involving plan assets with persons or entities who are "parties in interest," within the meaning of ERISA, or "disqualified persons," within the meaning of Section 4975 of the Code, unless an exemption is available. A party in interest or disqualified person who engages in a non-exempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Code. In addition, the fiduciary of the employee benefit plan that engages in such a non-exempt prohibited transaction may be subject to penalties and liabilities under ERISA and the Code. The acquisition and/or holding of common units or debt securities by an employee benefit plan with respect to which we or the initial purchasers are considered a party in interest or a disqualified person, may constitute or result in a direct or indirect prohibited transaction under Section 406 of ERISA and/or Section 4975 of the Code, unless the common units or debt securities are acquired and held in accordance with an applicable statutory, class or individual prohibited transaction exemption. In this regard, the U.S. Department of Labor has issued prohibited transaction class exemptions, or PTCEs, that may apply to the acquisition and holding of common units. These class exemptions include, without limitation, PTCE 75-1, which exempts certain transactions between an employee benefit plan and certain broker-dealers, reporting dealers and banks, PTCE 84-14 respecting transactions determined by independent qualified professional asset managers, PTCE 90-1 respecting insurance company pooled separate accounts, PTCE 91-38 respecting bank collective investment funds, PTCE 95-60 respecting life insurance company general accounts and PTCE 96-23 respecting transactions determined by in-house asset managers. In addition, the statutory service provider exemption provided by Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code, which exempts certain transactions between employee benefit plans and parties in interest or disqualified persons that are not fiduciaries with respect to the transaction, could apply. There can be no assurance that all of the conditions of any such exemptions will be satisfied.

        Because of the foregoing, our common units and debt securities should not be purchased or held by any person investing "plan assets" of any employee benefit plan, unless such purchase and holding (or conversion, if any) will not constitute a non-exempt prohibited transaction under ERISA or the Code or similar violation of any applicable Similar Laws.

Plan Asset Issues

        In addition, a fiduciary of an employee benefit plan should consider whether such plan will, by investing in us, be deemed to own an undivided interest in our assets. If so, the General Partner also could be a fiduciary of such plan, and we could be subject to the regulatory restrictions of ERISA, including its prohibited transaction rules, as well as the prohibited transaction rules of Section 4975 of the Code.

        The U.S. Department of Labor final plan asset regulations, as subsequently modified by Section 3(42) of ERISA, provide guidance with respect to whether the assets of an entity in which employee benefit plans acquire equity interests would be deemed "plan assets" under some circumstances. Pursuant to these regulations, an entity's assets would not be considered "plan assets" if, among other things:

          (1)   the equity interests acquired by employee benefit plans or other "benefit plan investors" (as defined in Section 3(42) of ERISA) are publicly offered securities, i.e., the equity interests are widely held by 100 or more investors independent of the issuer and each other, freely transferable and either registered under the federal securities laws or sold to the benefit plan investor as part of a public offering under certain conditions;

          (2)   the entity is an "operating company," i.e., it is primarily engaged in the production or sale of a product or service other than the investment of capital either directly or through a majority owned subsidiary or subsidiaries; or

          (3)   there is no significant investment by benefit plan investors, which is defined to mean that less than 25 percent of the value of each class of equity interest is held by the employee benefit plans referred to above, and IRAs that are subject to ERISA or Section 4975 of the Code.

        Our assets should not be considered "plan assets" under these regulations because it is expected that the investment will satisfy the requirements in (1), (2) and possibly (3) above. However, plan fiduciaries contemplating a purchase of common units should consult with their own counsel regarding the consequences under ERISA and the Code in light of the serious penalties imposed on persons who engage in prohibited transactions or other violations.

        Governmental plans (as defined in Section 3(32) of ERISA), non-U.S. plans (as defined in Section 4(b)(4) of ERISA) and certain church plans (as defined in Section 3(33) of ERISA), while generally not subject to the fiduciary responsibility provisions of ERISA or the provisions of Section 4975 of the Code, may nevertheless be subject to a Similar Law. Fiduciaries of any such plans should also consult with their counsel before purchasing any common units.

Representation

        By purchase or acceptance of the common units or debt securities, each purchaser and subsequent transferee of the common units will be deemed to have represented and warranted that either (i) no portion of the assets used by such purchaser or transferee to acquire and hold the common units constitutes assets of any employee benefit plan or (ii) the purchase and holding (and any conversion, if applicable) of the common units by such purchaser or transferee will not constitute a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or similar violation under any applicable Similar Laws.

 PLAN OF DISTRIBUTION

        We may sell the securities being offered hereby:

  •
  directly to purchasers,

  •
  through agents, or

  •
  through underwriters or dealers.

        We, or agents designated by us, may directly solicit, from time to time, offers to purchase the securities. Any such agent may be deemed to be an underwriter as that term is defined in the Securities Act. We will name the agents involved in the offer or sale of the securities and describe any commissions payable by us or to these agents in the prospectus supplement. The agents may be entitled under agreements which may be entered into with us to indemnification by us against specific civil liabilities, including liabilities under the Securities Act. The agents may also be our customers or may engage in transactions with or perform services for us in the ordinary course of business.

        If we utilize any underwriters in the sale of the securities in respect of which this prospectus is delivered, we will enter into an underwriting agreement with those underwriters at the time of sale to them. We will set forth the names of these underwriters and the terms of the transaction in the prospectus supplement, which will be used by the underwriters to make resales of the securities in respect of which this prospectus is delivered to the public. The underwriters may be entitled, under the relevant underwriting agreement, to indemnification by us against specific liabilities, including liabilities under the Securities Act. The underwriters may also be our customers or may engage in transactions with or perform services for us in the ordinary course of business.

        If we utilize a dealer in the sale of the securities in respect of which this prospectus is delivered, we will sell those securities to the dealer, as principal. The dealer may then resell those securities to the public at varying prices to be determined by the dealer at the time of resale. Dealers may be entitled to indemnification by us against specific liabilities, including liabilities under the Securities Act. The dealers may also be our customers or may engage in transactions with or perform services for us in the ordinary course of business.

        Common units and debt securities may also be sold directly by us. In this case, no underwriters or agents would be involved. We may use electronic media, including the Internet, to sell offered securities directly.

        To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution. The place and time of delivery for the securities in respect of which this prospectus is delivered are set forth in the accompanying prospectus supplement.

 LEGAL MATTERS

        Certain legal and tax matters in connection with the units will be passed upon by Vinson & Elkins L.L.P., Houston, Texas, as our counsel.

EXPERTS

        The consolidated financial statements of TC PipeLines, LP as of December 31, 2018 and 2017 and for each of the years in the three-year period ended December 31, 2018 and management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2018, have been incorporated by reference herein, in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

        The financial statements of Great Lakes Gas Transmission Limited Partnership as of December 31, 2018 and 2017 and for each of the years in the three-year period ended December 31, 2018, have been incorporated by reference herein, in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

        The financial statements of Northern Border Pipeline Company as of December 31, 2018 and 2017 and for each of the years in the three-year period ended December 31, 2018, have been incorporated by reference herein, in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

        The financial statements of Iroquois Gas Transmission System, LP as of December 31, 2018 and 2017 and for each of the years in the three-year period ended December 31, 2018, have been incorporated by reference herein, in reliance upon the report of Blum, Shapiro & Company, P.C., independent public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.    Other Expenses of Issuance and Distribution

        The following table sets forth the costs and expenses we will incur in connection with the offering of the securities being registered. All of the amounts are estimated.

SEC registration fee	(1)
Legal fees and expenses	(2)
Accounting fees and expenses	(2)
Printing expenses	(2)
Transfer Agent and Registrar fees and expenses	(2)
Miscellaneous	(2)
Total	(2)

(1)
Deferred in accordance with Rule 456(b) and Rule 457(r) under the Securities Act.

(2)
These fees and expenses depend on the securities offered and the number of issuances, and accordingly cannot be estimated at this time.

Item 15.    Indemnification of Directors and Officers

TC PipeLines, LP

        Section 17-108 of the Delaware Revised Uniform Limited Partnership Act empowers a Delaware limited partnership to indemnify and hold harmless any partner or other person from and against all claims and demands whatsoever.

        Section 7.7(a) of the Fourth Amended and Restated Agreement of Limited Partnership (the "Partnership Agreement") of TC PipeLines provides that to the fullest extent permitted by law, all Indemnitees (as defined below) shall be indemnified and held harmless by the Partnership from and against any and all losses, claims, damages, liabilities (joint or several), expenses (including legal fees and expenses), judgments, fines, penalties, interest, settlements or other amounts arising from any and all claims, demands, actions, suits or proceedings, whether civil, criminal, administrative or investigative, in which any Indemnitee may be involved, or is threatened to be involved, as a party or otherwise, by reason of its status as an Indemnitee; provided, that in each case the Indemnitee acted in good faith and in a manner that such Indemnitee reasonably believed to be in, or (in the case of a Person (as defined in the Partnership Agreement) other than the General Partner) not opposed to, the best interests of the Partnership and, with respect to any criminal proceeding, had no reasonable cause to believe its conduct was unlawful. The Partnership Agreement defines an Indemnitee as: (i) the General Partner, (ii) any Departing Partner (as defined in the Partnership Agreement), (iii) any Person who is or was an Affiliate (as defined in the Partnership Agreement) of the General Partner or any Departing Partner, (iv) any Person who is or was a member, partner, officer, director, employee, agent or trustee of the Partnership and any majority owned subsidiary of the Partnership (each, a "Group Member"), the General Partner or any Departing Partner or any Affiliate of any Group Member, the General Partner or any Departing Partner, and (v) any Person who is or was serving at the request of the General Partner or any Departing Partner or any Affiliate of the General Partner or any Departing Partner as an officer, director, employee, member, partner, agent or trustee of another Person; provided, that a Person shall not be an Indemnitee by reason of providing, on a fee-for-services basis, trustee, fiduciary or custodial services.

        Section 7.7(b) of the Partnership Agreement also states that to the fullest extent permitted by law, expenses (including legal fees and expenses) incurred by an Indemnitee who is indemnified pursuant to

Section 7.7(a) in defending any claim, demand, action, suit or proceeding shall, from time to time, be advanced by the Partnership prior to the final disposition of such claim, demand, action, suit or proceeding upon receipt by the Partnership of any undertaking by or on behalf of the Indemnitee to repay such amount if it shall be determined that the Indemnitee is not entitled to be indemnified as authorized by Section 7.7(a).

        Section 7.7(g) of the Partnership Agreement states that an Indemnitee shall not be denied indemnification in whole or in part under Section 7.7 because the Indemnitee has an interest in the transaction with respect to which the indemnification applies if the transaction was otherwise permitted by the terms of the Partnership Agreement.

        Section 7.8(a) of the Partnership Agreement provides that notwithstanding anything to the contrary set forth in the Partnership Agreement, no Indemnitee shall be liable for monetary damages to the Partnership, the limited partners of the Partnership, the assignees or any other Persons who have acquired securities of the Partnership, for losses sustained or liabilities incurred as a result of any act or omission if such Indemnitee acted in good faith.

        Section 7.8(b) of the Partnership Agreement states that the General Partner, subject to its obligations and duties as General Partner set forth in Section 7.1(a) of the Partnership Agreement, may exercise any of the powers granted to it by the Partnership Agreement and perform any of the duties imposed upon it hereunder either directly or by or through its agents, and the General Partner shall not be responsible for any misconduct or negligence on the part of any such agent appointed by the General Partner in good faith.

        Additionally, Section 7.8(c) provides that to the extent that, at law or in equity, an Indemnitee has duties (including fiduciary duties) and liabilities relating thereto to the Partnership or to the partners, the General Partner and any other Indemnitee acting in connection with the Partnership's business or affairs shall not be liable to the Partnership or to any partner for its good faith reliance on the provisions of the Partnership Agreement. The provisions of the Partnership Agreement, to the extent that they restrict or otherwise modify the duties and liabilities of an Indemnitee otherwise existing at law or in equity, are agreed by the partners to replace such other duties and liabilities of such Indemnitee.

        Any equity distribution agreement or underwriting agreement entered into in connection with the sale of the common units offered pursuant to this registration statement will provide for indemnification of officers and directors of the General Partner.

TC PipeLines GP, Inc.

        Section 145(a) of the General Corporation Law of the State of Delaware (the "DGCL"), inter alia, provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful. Section 145(b) of the DGCL provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper. To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145 of the DGCL, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

        Any indemnification under subsections (a) and (b) of Section 145 of the DGCL (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of Section 145. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders. Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys' fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate. The indemnification and advancement of expenses provided by, or granted pursuant to, Section 145 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office.

        Section 145 of the DGCL also empowers a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the corporation would have the power to indemnify such person against such liability under Section 145.

        The certificate of incorporation and bylaws of TC PipeLines GP, Inc. provide for the indemnification of directors and officers of and such directors and officers who serve at the request of the company as directors, officers, employees or agents of any other enterprise against certain liabilities under certain circumstances.

Item 16.    Exhibits and Financial Statement Schedules

(a)
Exhibits

*1.1	Form of Underwriting Agreement related to Common Units
*1.2	Form of Underwriting Agreement related to Senior Debt Securities
*1.3	Form of Underwriting Agreement related to Subordinated Debt Securities
*1.4	Form of Sales Agreement
4.1
Form of certificate evidencing the Common Units of TC PipeLines, LP (Incorporated by reference to Exhibit A to TC PipeLines, LP's Fourth Amended and Restated Agreement of Limited Partnership filed as Exhibit 3.1 to TC PipeLines, LP's Form 8-K filed on January 2, 2019
4.2
Indenture, dated as of June 17, 2011, between TC PipeLines, LP and The Bank of New York Mellon, as trustee (filed as Exhibit 4.1 to TC PipeLines, LP's Form 8-K filed on June 17, 2011 and incorporated by reference herein)
4.3	Form of Subordinated Indenture Exhibit (filed as Exhibit 4.3 to TC PipeLines, LP's Registration Statement on Form S-3 (Registration No. 333-121537) and incorporated by reference herein)
4.4	Certificate of Limited Partnership of TC PipeLines, LP (filed as Exhibit 3.2 to TC PipeLines, LP's Registration Statement on Form S-1 (Registration No. 333-69947) and incorporated by reference herein)
4.5
Fourth Amended and Restated Agreement of Limited Partnership of TC PipeLines, LP dated December 31, 2018 (filed as Exhibit 3.1 to TC PipeLines, LP's Form 8-K filed on January 2, 2019 and incorporated by reference herein)
4.6
Amendment No. 1 to Fourth Amended and Restated Agreement of Limited Partnership of TC PipeLines, LP, effective as of December 31, 2018 (filed as Exhibit 3.1 to TC PipeLines, LP's Form 8-K filed on February 4, 2020 and incorporated by reference herein)
**5.1	Opinion of Vinson & Elkins L.L.P. as to the legality of the securities registered hereby
**8.1	Opinion of Vinson & Elkins L.L.P. as to tax matters
**23.1	Consent of KPMG LLP (TC PipeLines, LP)
**23.2	Consent of KPMG LLP (Great Lakes Gas Transmission Limited Partnership)
**23.3	Consent of KPMG LLP (Northern Border Pipeline Company)
**23.4	Consent of Blum, Shapiro & Company, P.C.
**23.5	Consents of Vinson & Elkins L.L.P. (included in Exhibits 5.1 and 8.1)
**24.1	Power of Attorney
**25.1	Form T-1 Statement of Eligibility related to the Senior Indenture, dated as of June 17, 2011
***25.2	Form T-1 Statement of Eligibility related to the Subordinated Indenture

*
To be filed by a post-effective amendment or as an exhibit to a Current Report on Form 8-K.

**
Filed herewith.

***
To be filed on a delayed basis pursuant to Section 305(b)(2) of the Trust Indenture Act of 1939.

(b)
Financial Statement Schedules

        No financial statement schedules are included herein. All other schedules for which provision is made in the applicable accounting regulation of the Securities and Exchange Commission are not required under the related instructions, are inapplicable, or the information is included in the consolidated financial statements, and have therefore been omitted.

(c)
Reports, Opinions, and Appraisals

        The following reports, opinions, and appraisals are included herein: None

Item 17.    Undertakings

        The undersigned registrant hereby undertakes:

          (1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

            (a)   to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

            (b)   to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

            (c)   to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

  provided, however, that paragraphs 1(a) and 1(b) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

          (2)   That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4)   That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

            (a)   each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

            (b)   each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

          (5)   That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

              (i)  any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

             (ii)  any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

            (iii)  the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

            (iv)  any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

          (6)   That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (7)   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

          (8)   To file an application for the purpose of determining the eligibility of the trustee under the Subordinated Indenture to act under subsection (a) of Section 310 of the Trust Indenture Act of 1939 in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Trust Indenture Act.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Houston, State of Texas, on February 6, 2020.

TC PIPELINES, LP
By:	TC PIPELINES GP, INC., its General Partner
By:	/s/ NATHANIEL A. BROWN Nathaniel A. Brown President

        Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the dates indicated below.

Name	Title	Date

/s/ NATHANIEL A. BROWN Nathaniel A. Brown	President of TC PipeLines GP, Inc. (Principal Executive Officer)	February 6, 2020
*WILLIAM (CHUCK) C. MORRIS William C. Morris	Vice-President of TC PipeLines GP, Inc. (Principal Financial Officer)	February 6, 2020
*BURTON D. COLE Burton D. Cole	Controller of TC PipeLines GP, Inc. (Principal Accounting Officer)	February 6, 2020
Directors
*NADINE E. BERGE Nadine E. Berge	Director of TC PipeLines GP, Inc.	February 6, 2020
*SEAN M. BRETT Sean M. Brett	Director of TC PipeLines GP, Inc.	February 6, 2020
*NATHANIEL L. BROWN Nathaniel A. Brown	Director of TC PipeLines GP, Inc.	February 6, 2020
*STANLEY G. CHAPMAN III Stanley G. Chapman III	Chair and Director of TC PipeLines GP, Inc.	February 6, 2020

Name		Title	Date

*MALYN K. MALQUIST Malyn K. Malquist		Director of TC PipeLines GP, Inc.	February 6, 2020
*WALENTIN (VAL) MIROSH Walentin (Val) Mirosh		Director of TC PipeLines GP, Inc.	February 6, 2020
*JACK F. STARK Jack F. Stark		Director of TC PipeLines GP, Inc.	February 6, 2020
*By:	/s/ NATHANIEL A. BROWN Nathaniel A. Brown Attorney-in-Fact